Exhibit 3.1

KKR PRIVATE EQUITY CONGLOMERATE LLC
a Delaware Limited Liability Company
SEVENTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

TABLE OF CONTENTS
Page
ARTICLE II NAME AND CERTAIN DEFINITIONS    3
Section 2.1    Name    3
Section 2.2    Certain Definitions    3
ARTICLE III POWERS AND PURPOSE    19
Section 3.1    Purpose    19
Section 3.2    No State Law Partnership    19
Section 3.3    Authority    20
ARTICLE IV RESIDENT AGENT AND PRINCIPAL OFFICE    21
ARTICLE V BOARD OF DIRECTORS    21
Section 5.1    Powers    21
Section 5.2    Number and Classification; Director Agreement    22
Section 5.3    Committees    22
Section 5.4    Resignation or Removal    23
Section 5.5    Meetings; Chairman, Vice Chairman and Secretary    23
Section 5.6    Remote Meeting    24
Section 5.7    Compensation    24
Section 5.8    Quorum; Adjournment    24
Section 5.9    Conflicts of Interest    24
Section 5.10    Action Without a Meeting    24
ARTICLE VI OFFICERS    24
Section 6.1    Officers    24
Section 6.2    Delegation of Duties    25
Section 6.3    Officers as Agents    25
ARTICLE VII SHARES; CAPITAL CONTRIBUTIONS    25
Section 7.1    Shares    25
Section 7.2    Establishment of New Classes; Authorized Shares    26
Section 7.3    Capital Contribution by the Class G Member; Powers of Class G Members    27
Section 7.4    Additional Capital Contributions    28
Section 7.5    Offering of Shares    28
Section 7.6    Admission of Members    28
Section 7.7    Repurchase of Shares    28
ARTICLE VIII CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS    29
Section 8.1    Company Capital    29
i

Section 8.2    Establishment and Determination of Capital Accounts    29
Section 8.3    Computation of Amounts    29
Section 8.4    Negative Capital Accounts    30
Section 8.5    Adjustments to Book Value    30
Section 8.6    Compliance With Section 1.704-1(b)    30
Section 8.7    Transfer of Capital Accounts    30
ARTICLE IX DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES    31
Section 9.1    Generally    31
Section 9.2    Allocation of Profit and Loss    31
Section 9.3    Special Allocations    32
Section 9.4    Amounts Withheld    33
Section 9.5    Tax Allocations: Code Section 704(c)    33
Section 9.6    Allocation of Income and Loss    34
Section 9.7    Preparation of Tax Returns    34
Section 9.8    Tax Elections    34
Section 9.9    Tax Matters    34
Section 9.10    Withholding    35
ARTICLE X RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES    35
Section 10.1    Resignation of a Member    35
Section 10.2    Assignment    35
Section 10.3    Substitution    36
Section 10.4    Status of an Assigning Member    37
Section 10.5    Further Restrictions on Transfers    37
Section 10.6    Elimination or Modification of Restrictions    37
Section 10.7    Records    37
Section 10.8    Authorization to Redeem KKR Shares    37
Section 10.9    Mandatory Repurchases    37
Section 10.10    Tender Offers    39
ARTICLE XI MEMBERS, MEETINGS AND VOTING RIGHTS OF THE MEMBERS    39
Section 11.1    Special Meetings of Members    39
Section 11.2    Notice of Meetings    39
Section 11.3    Record Date    39
Section 11.4    Conduct of Meeting    40
Section 11.5    Adjournment    40
Section 11.6    Quorum    41
Section 11.7    Proxies    41
Section 11.8    Member Action Without a Meeting    41
Section 11.9    Limited Voting Rights of the Members    41
ARTICLE XII BOOKS AND RECORDS, REPORTS AND RETURNS    41
Section 12.1    Tax Information    41

Section 12.2    Annual Report    42
Section 12.3    Filings    42
Section 12.4    Method of Accounting    42
ARTICLE XIII MANAGER; ADVISOR    42
Section 13.1    Appointment and Initial Manager; Authorization of Payments to Manager    42
Section 13.2    Supervision of Manager Compensation and the Manager    42
Section 13.3    Management Agreement    43
Section 13.4    Organization and Offering Expenses    43
Section 13.5    Reimbursement for Company Expenses and Expenses of Portfolio Companies    43
ARTICLE XIV VALUATION    43
Section 14.1    Review of Policies and Procedures    43
Section 14.2    Valuation    43
ARTICLE XV CONFLICTS OF INTEREST    44
Section 15.1    Generally; Specific Authorization    44
Section 15.2    Standards of Conduct    47
Section 15.3    Modification of Duties    48
Section 15.4    Corporate Opportunity; Authorization to Compete    48
Section 15.5    Other Duties    49
ARTICLE XVI LIABILITY LIMITATION, INDEMNIFICATION AND TRANSACTIONS WITH THE COMPANY    49
Section 16.1    Limitation of Member Liability    49
Section 16.2    Limitation of Liability    49
Section 16.3    Indemnification    50
ARTICLE XVII AMENDMENTS    52
Section 17.1    Amendments Generally    52
Section 17.2    Amendments with the Consent of the Majority of the Members    52
ARTICLE XVIII DURATION AND DISSOLUTION OF THE COMPANY    52
Section 18.1    Duration    52
Section 18.2    Dissolution; Winding Up    52
ARTICLE XIX MISCELLANEOUS    53
Section 19.1    Covenant to Sign Documents    53
Section 19.2    Notices    54
Section 19.3    Entire Agreement    54
Section 19.4    Submission to Jurisdiction    54
Section 19.5    Waiver    55

Section 19.6    Severability    55
Section 19.7    Application of Delaware Law    55
Section 19.8    Captions    55
Section 19.9    Number and Gender    55
Section 19.10    Counterparts; Electronic Signature    55
Section 19.11    Waiver of Action for Partition    56
Section 19.12    Waiver of Appraisal Rights    56
Section 19.13    Assignability    56
Section 19.14    Anti-Money Laundering    56
Section 19.15    No Third Party Beneficiaries    56
Schedule A – Share Repurchase Plan

Schedule B – Distribution Reinvestment Plan
Schedule C – Repurchase Arrangement – Class E Shares

THIS SEVENTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended from time to time and including any schedules, exhibits, annexes or other documents attached to this Agreement from time to time, this “Agreement”) of KKR Private Equity Conglomerate LLC (the “Company”) is made and entered into as of July 2, 2026 by KKR DAV Manager LLC, a Delaware limited liability company, as the Manager (as defined herein) and KKR DAV Manager LLC, as attorney-in-fact of each of the Members (as defined herein), and any other Persons who are or hereafter become Members of the Company or parties hereto as provided herein. Capitalized terms used in this Agreement without definition shall have the respective meanings specified in Section 2.2 and, unless otherwise specified, article and section references used herein refer to Articles and Sections of this Agreement.
WHEREAS, the Company was formed on December 6, 2022, pursuant to, and in accordance with, the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”), by the filing of a Certificate of Formation of the Company with the Secretary of State of the State of Delaware and the execution of the Limited Liability Company Agreement of the Company, dated as of December 6, 2022 (the “Original Agreement”), by KKR Group Assets Holdings III L.P., a Delaware limited partnership and the sole Class G Member as of the date hereof (“KKR Group Assets Holdings III”);
WHEREAS, on December 6, 2022, the Company issued 40 Class G Shares (as defined in the Original Agreement) (the “Original Class G Shares”) to KKR Group Assets Holdings III in exchange for a capital contribution to the Company of $1,000 and, upon the effectiveness of this Agreement, such Original Class G Shares remain issued and outstanding Class G Shares;
WHEREAS, the Original Agreement was amended and restated pursuant to that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 27, 2023 (the “A&R Agreement”), executed by KKR Group Assets Holdings III and the Manager;
WHEREAS, the A&R Agreement was amended and restated pursuant to that certain Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of November 7, 2023 (the “Second A&R Agreement”), executed by KKR DAV Manager LLC, as Manager and attorney-in-fact of each of the Members;
WHEREAS, the Second A&R Agreement was amended and restated pursuant to that certain Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 14, 2023 (the “Third A&R Agreement”), executed by KKR DAV Manager LLC, as Manager and attorney-in-fact of each of the Members;
WHEREAS, the Third A&R Agreement was amended and restated pursuant to that certain Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of May 30, 2024 (the “Fourth A&R Agreement”), executed by KKR DAV Manager LLC, as Manager and attorney-in-fact of each of the Members;
WHEREAS, the Fourth A&R Agreement was amended and restated pursuant to that certain Fifth Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 21, 2024 (the “Fifth A&R Agreement”), executed by KKR DAV Manager LLC, as Manager and attorney-in-fact of each of the Members; and
WHEREAS, the Fifth A&R Agreement was amended and restated pursuant to that certain Sixth Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 4,

2024 (the “Sixth A&R Agreement”), executed by KKR DAV Manager LLC, as Manager and attorney-in-fact of each of the Members; and
WHEREAS, the undersigned intend for this Agreement to be the Company’s “limited liability company agreement” (as such term is defined in the Act) and, by their execution of this Agreement, hereby amend and restate the Sixth A&R Agreement in its entirety.
NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby amend and restate the Sixth A&R Agreement in its entirety, and hereby agree as follows:
* * *

Article I

FORMATION
The Company has been formed as a Delaware limited liability company by filing its Certificate of Formation with the Secretary of State of the State of Delaware on December 6, 2022, pursuant to and in accordance with the Act. Any Person designated by the Board of Directors as such shall be a designated “authorized person” of the Company within the meaning of the Act and shall execute, deliver and file any amendments and/or restatements of the Certificate of Formation of the Company and any other certificates (and any amendments and/or restatements thereof) required or permitted to be filed with the Secretary of State of the State of Delaware or necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.
Article II

NAME AND CERTAIN DEFINITIONS
Section 2.1Name. The name of the Company is “KKR Private Equity Conglomerate LLC”. The Board of Directors of the Company (the “Board of Directors”) may determine that the Company may use any other designation or name for the Company.
Section 2.2Certain Definitions. As used in this Agreement, the terms set forth below shall have the following respective meanings:
“Act” is defined in the recitals. All references herein to sections of the Act shall include any corresponding provisions of succeeding law.
“Adjusted Capital Account” means, with respect to any Member for any taxable year or other period, the balance, if any, in such Member’s Capital Account as of the end of such year or other period, after giving effect to the following adjustments:
(a)Credit to such Capital Account any amounts that such Member is obligated to restore or is deemed obligated to restore as described in the penultimate sentence of the Treasury Regulations Section 1.704-2(g)(1) and Regulations Section 1.704-2(i)(5); and
(b)Debit to such Capital Account the items described in the Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations to the extent relevant thereto and shall be interpreted consistently therewith.
“Affiliate” means with respect to a Person (i) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (ii) any executive officer, employee or general partner of such Person, (iii) any member of the board of directors or board of managers (or bodies performing similar functions) of such Person, and (iv) any legal entity for which such Person acts as an executive officer or general partner; provided, that, it is acknowledged and agreed that (x) KKR and any KKR Vehicles are Affiliates of the Manager and (y) portfolio entities of any KKR Vehicles shall not be deemed Affiliates of the Manager.
“Agreement” is defined in the preamble.
“Applicable Employees” means employees of KKR that are members of finance, tax, legal, compliance, technology, public affairs, client partners group, client services and operations teams that spend time on Company-related matters and certain of the Company’s officers who devote a significant amount of their time to Company-related matters, such as the Chief Operating Officer.
“Assignee” means any Person to whom any Shares have been Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.
“Assignment” means, with respect to any Shares, the offer, sale, assignment, transfer, gift or other disposition of, such Share, whether voluntarily or involuntarily, by operation of law or otherwise, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised its right of foreclosure with respect thereto; and the terms “Assign”, “Assigned” and “Assigning” have a correlative meaning.
“Assumed Tax Rate” means the maximum combined United States, New York State and New York City tax rate applicable to individuals resident in New York City on the relevant type of income (for example ordinary income or net long-term capital gain).
“Audit Committee” means the committee of the Board of Directors described in Section 5.3(b).
“A&R Agreement” is defined in the recitals.
“Board of Directors” is defined in Section 2.1.
“Book Value” means, with respect to any Company property, the Company’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-l(b)(2)(iv)(d)-(g).
“Break-Up Fees” means any fee, option, settlement, judgment or other similar compensation or award, net of related expenses, paid to the Manager or any of its Affiliates relating to a potential acquisition by the Company that was not consummated or any other income received by the Company arising from litigation brought by or on behalf of the Company that does not relate to a particular holding; provided that no amount paid to any Senior Advisor, Executive Advisor, Industry Advisor or KKR Advisor by any Person shall be a “Break-Up Fee”; and provided further that if any interest in such potential acquisition would have been issued to any KKR Vehicle or a person whose holding of such interest would have been offered, sold, placed, underwritten, syndicated, solicited or otherwise arranged by a Regulated Broker-Dealer, then only such portion of fees that is fairly allocable, based upon the nature of the transaction giving rise to the fee, to the proposed acquisition by the Company shall be included; and provided further that Break-Up Fees shall exclude the Management Fee, Monitoring Fees, Regulated Broker-Dealer Fees and Transaction Fees, if any.
“Broken Deal Expenses” means all out-of-pocket fees, costs and expenses fairly allocable to the Company (i) in developing, negotiating and structuring prospective or potential acquisitions that are not ultimately made, including any travel-related costs and expenses incurred in connection therewith (including costs and expenses of accommodations and meals, costs and expenses related to attending trade association meetings, conferences or similar meetings for purposes of evaluating potential acquisition opportunities or developing potential acquisition ideas, trends and themes within industries, sectors or geographies, and, with respect to travel on non-commercial aircraft, costs of travel at a comparable business class commercial airline rate), any deposits or down payments of cash or other property that are forfeited in connection with, or amounts paid as a penalty for not consummating, a proposed acquisition that is not ultimately made, and (ii) for diligence and other services performed by the Manager, its Affiliates, Capstone, their investment professionals, Senior Advisors, Executive Advisors or Industry Advisors in connection with their acquisition activities, including procuring, developing, implementing or maintaining information technology, data subscription and license-based services, research publications, materials, equipment and services, computer software or hardware and electronic equipment, and performing research related to acquisitions, holdings, industries, sectors, geographies or other relevant market, economic, geopolitical or similar data or trends, including risk analysis software, in each case including fees, costs and expenses of the type described in the definition of Company Expenses; provided that for the avoidance of doubt, with respect to any such diligence or other services performed by the Manager pursuant to this clause (ii), the Manager shall only be reimbursed for its out-of-pocket costs and expenses. In determining the amount of Broken Deal Expenses that may be fairly allocable to the Company and to any KKR Vehicles that may participate in acquisitions with the Company, the Manager will take into account such factors as it deems appropriate, including, for example, committed or available capital of the Company and KKR Vehicles, the amount of capital historically held or remaining in similar holdings, and the percentage of similar acquisitions in which the Company or KKR Vehicles have historically participated.
“Capital Account” is defined in Section 8.2.
“Capital Contributions” means the total investment, including the original investment and amounts reinvested pursuant to the DRIP, by a Member or by all Members, as the case may be.
“Capstone” means any or all of KKR Capstone Americas LLC, KKR Capstone EMEA LLP, KKR Capstone EMEA (International) LLP, KKR Capstone Asia Limited, their Affiliates, any entities serving a similar role thereto and their respective subsidiaries.
“Capstone Executives” means the employees of Capstone.
“Capstone Fees” means any amount paid to Capstone for consulting services rendered to KKR, any of its Affiliates, the Company, any KKR Vehicle, any portfolio company or otherwise.
“Certificate” means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Act.
“Class” means Class D Shares, Class E Shares, Class F Shares, Class G Shares, Class H Shares, Class I Shares (including, without limitation, Class I-Series 1 Shares, Class I-Series 2 Shares, Class I-Series 3 Shares and Class I-Series 4 Shares), Class R-D Shares, Class R-I Shares, Class R-S Shares, Class R-U Shares, Class S Shares, Class U Shares and any other class of Shares that the Board of Directors may create from time to time pursuant to this Agreement. The Investor Shares shall not collectively constitute a separate Class of Shares for purposes of this Agreement.
“Class Designation” is defined in Section 7.2(a).
“Class D Shares” means the Class D Shares issued to the Class D Members having the rights, obligations and terms specified in this Agreement.
“Class D Member” means any Person admitted as an additional member of the Company holding Class D Shares or a substitute member of the Company holding Class D Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company holding Class D Shares and for so long as such Person continues to hold Class D Shares.

“Class E Member” means any Person admitted as an additional member of the Company holding Class E Shares or a substitute member of the Company holding Class E Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company holding Class E Shares and for so long as such Person continues to hold Class E Shares.
“Class E Shares” means the Class E Shares issued to the Class E Members having the rights, obligations and terms specified in this Agreement.
“Class F Member” means any Person admitted as an additional member of the Company holding Class F Shares or a substitute member of the Company holding Class F Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company holding Class F Shares and for so long as such Person continues to hold Class F Shares.
“Class F Shares” means the Class F Shares issued to the Class F Members having the rights, obligations and terms specified in this Agreement.
“Class G Member” means any Person admitted as an additional member of the Company holding Class G Shares or a substitute member of the Company holding Class G Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company holding Class G Shares and for so long as such Person continues to hold Class G Shares. As of the date of this Agreement, the only Class G Member is KKR Group Assets Holdings III.
“Class G Shares” means the Class G Shares issued to the Class G Members having the rights, obligations and terms specified in this Agreement.
“Class H Member” means any Person admitted as an additional member of the Company holding Class H Shares or a substitute member of the Company holding Class H Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company holding Class H Shares and for so long as such Person continues to hold Class H Shares.
“Class H Shares” means the Class H Shares issued to the Class H Members having the rights, obligations and terms specified in this Agreement.
“Class I Shares” means the Class I-Series 1 Shares, the Class I-Series 2 Shares, the Class I-Series 3 Shares and the Class I-Series 4 Shares.
“Class I-Series 1 Member” means any Person admitted as an additional member of the Company holding Class I-Series 1 Shares or a substitute member of the Company holding Class I-Series 1 Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company holding Class I-Series 1 Shares and for so long as such Person continues to hold Class I-Series 1 Shares.
“Class I-Series 1 Shares” means the Class I Shares designated as “Class I-Series 1” issued to the Class I-Series 1 Members having the rights, obligations and terms specified in this Agreement.
“Class I-Series 2 Member” means any Person admitted as an additional member of the Company holding Class I-Series 2 Shares or a substitute member of the Company holding Class I-Series 2 Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company holding Class I-Series 2 Shares and for so long as such Person continues to hold Class I-Series 2 Shares.

“Class I-Series 2 Shares” means the Class I Shares designated as “Class I-Series 2” issued to the Class I-Series 2 Members having the rights, obligations and terms specified in this Agreement.
“Class I-Series 3 Member” means any Person admitted as an additional member of the Company holding Class I-Series 3 Shares or a substitute member of the Company holding Class I-Series 3 Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company holding Class I-Series 3 Shares and for so long as such Person continues to hold Class I-Series 3 Shares.
“Class I-Series 3 Shares” means the Class I Shares designated as “Class I-Series 3” issued to the Class I-Series 3 Members having the rights, obligations and terms specified in this Agreement.
“Class I-Series 4 Member” means any Person admitted as an additional member of the Company holding Class I-Series 4 Shares or a substitute member of the Company holding Class I-Series 4 Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company holding Class I-Series 4 Shares and for so long as such Person continues to hold Class I-Series 4 Shares.
“Class I-Series 4 Shares” means the Class I Shares designated as “Class I-Series 4” issued to the Class I-Series 4 Members having the rights, obligations and terms specified in this Agreement.
“Class R-D Member” means any Person admitted as an additional member of the Company holding Class R-D Shares or a substitute member of the Company holding Class R-D Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company holding Class R-D Shares and for so long as such Person continues to hold Class R-D Shares.
“Class R-D Shares” means the Class R-D Shares issued to the Class R-D Members having the rights, obligations and terms specified in this Agreement.
“Class R-I Member” means any Person admitted as an additional member of the Company holding Class R-I Shares or a substitute member of the Company holding Class R-I Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company holding Class R-I Shares and for so long as such Person continues to hold Class R-I Shares.
“Class R-I Shares” means the Class R-I Shares issued to the Class R-I Members having the rights, obligations and terms specified in this Agreement.
“Class R-S Member” means any Person admitted as an additional member of the Company holding Class R-S Shares or a substitute member of the Company holding Class R-S Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company holding Class R-S Shares and for so long as such Person continues to hold Class R-S Shares.
“Class R-S Shares” means the Class R-S Shares issued to the Class R-S Members having the rights, obligations and terms specified in this Agreement.
“Class R-U Member” means any Person admitted as an additional member of the Company holding Class R-U Shares or a substitute member of the Company holding Class R-U Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company holding Class R-U Shares and for so long as such Person continues to hold Class R-U Shares.

“Class R-U Shares” means the Class R-U Shares issued to the Class R-U Members having the rights, obligations and terms specified in this Agreement.
“Class S Member” means any Person admitted as an additional member of the Company holding Class S Shares or a substitute member of the Company holding Class S Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company holding Class S Shares and for so long as such Person continues to hold Class S Shares.
“Class S Shares” means the Class S Shares issued to the Class S Members having the rights, obligations and terms specified in this Agreement.
“Class U Member” means any Person admitted as an additional member of the Company holding Class U Shares or a substitute member of the Company holding Class U Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company holding Class U Shares and for so long as such Person continues to hold Class U Shares.
“Class U Shares” means the Class U Shares issued to the Class U Members having the rights, obligations and terms specified in this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” is defined in the preamble.
“Company Expenses” means expenses of the Company’s operations, including, without limitation, expenses incurred by the Company, as well as all fees, costs and expenses fairly allocable to the Company, including: (a) fees, costs and expenses of outside counsel, accountants, auditors, appraisers, valuation experts, consultants, administrators, custodians, depositories, trustees and other similar outside advisors and service providers with respect to the Company and its portfolio companies (including allocable compensation and expenses of Senior Advisors, Executive Advisors and Industry Advisors and allocable fees and expenses of Capstone related to the Company’s activities, and including the cost of any valuation of, or fairness opinion relating to, any portfolio company or other asset or liability, or potential transaction, of the Company); (b) fees, costs and expenses, including allocable compensation and overhead of Applicable Employees or other KKR personnel, incurred in association with the administration of the Company and its assets; (c) fees, costs and expenses of identifying, investigating (and conducting diligence with respect to), evaluating, structuring, consummating, holding, monitoring or selling potential and actual portfolio companies, including (i) brokerage commissions, clearing and settlement charges, investment banking fees, bank charges, placement, syndication and solicitation fees, arranger fees, sales commissions and other investment, execution, closing and administrative fees, costs and expenses; (ii) any travel-related costs and expenses incurred in connection therewith (including costs and expenses of accommodations and meals, costs and expenses related to attending trade association meetings, conferences or similar meetings for the purposes of evaluating actual or potential business opportunities, including with respect to travel on non-commercial aircraft, costs of travel at a comparable business class commercial airline rate), including any such expenses incurred in connection with attendance at meetings of the portfolio management committees; (iii) expenses associated with portfolio and risk management, including hedging transactions, currency hedging and other similar arrangements for hedging purposes; (iv) fees, costs and expenses incurred in the organization, operation, administration, restructuring or winding-up, dissolution, liquidation and termination of any entities through which the Company acquires assets; (v) fees, costs and expenses of outside counsel, accountants, auditors, consultants (including Capstone) and other similar outside advisors and service providers incurred in connection with designing, implementing and monitoring participation by portfolio companies in compliance and operational “best practices” programs and initiatives; and (vi) fees, costs and expenses (including allocable compensation and overhead of Applicable Employees or other KKR personnel engaged in the foregoing activities) incurred in connection with assessing and reporting the social and environmental impact and environmental, social and governance performance of portfolio companies and potential portfolio companies (including fees, costs and expenses payable to BSR (formerly, “Business for Social Responsibility”) and/or any similar third-party service provider) and of outside counsel, accountants, auditors, consultants and other similar outside advisors and service providers incurred in connection with designing, implementing and monitoring any impact assessment program; (d) any taxes, fees or other governmental charges levied against the Company or on its income or assets or in connection with its business or operations, including the business or operations of any entities through which the Company invests, and preparation expenses in connection with such governmental charges or to otherwise comply with applicable tax reporting obligations or any legal implementation of such regimes, but excluding any amounts to the extent that the Company has been reimbursed therefor; (e) fees, costs and expenses incurred in connection with any audit, examination, investigation or other proceeding by any taxing authority or incurred in connection with any governmental inquiry, investigation or proceeding, in each case, involving or otherwise applicable to the Company, including the amount of any judgments, settlements, remediation or fines paid in connection therewith, excluding, any fine or penalty paid by KKR or any of its Affiliates to a governmental body of competent jurisdiction on the basis of a finding that KKR or such Affiliate has breached a fiduciary duty to the Company or the Members (for the avoidance of doubt, the foregoing does not include any fine or penalty related to activities taken by KKR or its Affiliates on behalf of the Company); (f) fees, costs and expenses of the Board of Directors and any third-party advisory committees (including, without limitation, (1) travel, accommodation, meal, event, entertainment and other similar fees, costs and expenses in connection with meetings of the Board of Directors (including such fees, costs and expenses incurred with respect to non-Independent Directors) and (2) the fees, costs and expenses of any legal counsel or other advisors retained by, or at the direction or for the benefit of, the Board of Directors); (g) fees, costs and expenses of holding any annual or other information meeting of the Members (including (1) meal, event, entertainment and other similar fees, costs and expenses and (2) travel and accommodation costs of KKR personnel, Senior Advisors, Executive Advisors, Industry Advisors, KKR Advisors and Capstone Executives attending such annual or other information meetings (including with respect to travel on non-commercial aircraft, costs of travel at a comparable business class commercial airline rate)); (h) the portion fairly allocable to the Company of fees, costs and expenses (including allocable compensation and expenses of KKR personnel who are attorneys, accountants and tax advisors or professionals) incurred in connection with legal, regulatory and tax services provided on behalf of the Company, its portfolio companies and compliance with U.S. federal, state or local law or other non-U.S. law or other law and regulation relating to the Company’s activities (including expenses relating to the preparation and filing of reports and notices to be filed with the U.S. Commodity Futures Trading Commission, reports, filings, disclosures and notices prepared in connection with the laws and/or regulations of jurisdictions in which the Company engages in activities and/or any other regulatory filings, notices or disclosures of the KKR Advisors and/or their respective Affiliates relating to the Company and its activities); (i) fees, costs and expenses associated with the Company’s administration, the administration of assets, financial planning and treasury activities, the preparation and delivery of all of the Company’s financial statements, tax returns and Schedule K-1s (including any successors thereto), reporting on impact and ESG-related matters, subscriptions, distribution notices, other reports and notices and other required or requested information (including the cost of any third-party administrator that provides accounting and administrative services to the Company), fees, costs and expenses incurred to audit such reports, provide access to such reports or information (including through a website or other portal) and any other operational, secretarial or postage expenses relating thereto or arising in connection with the distribution thereof (and including, in each case, technology development and support with respect to such activities, other administrative support therefor and allocable compensation and overhead of KKR personnel engaged in the aforementioned activities and KKR personnel providing oversight of any third-party administrator engaged in the aforementioned activities); (j) principal, interest on and fees, costs and expenses relating to or arising out of all borrowings made by the Company, including fees, costs and expenses incurred in connection with the negotiation and establishment of the relevant credit facility, credit support or other relevant arrangements with respect to such borrowings or related to securing the same by mortgage, pledge or other encumbrance, if applicable; (k) fees, costs and expenses related to the offering of Shares (including expenses associated with updating the offering materials, expenses associated with printing such materials, expenses associated with subscriptions and redemptions, expenses associated with participating in marketing events hosted by broker-dealers or sponsored by the Manager or its Affiliates, and travel expenses relating to the ongoing offering of Shares and the aforementioned activities) or a transfer of Shares or repurchase (but only to the extent not paid or otherwise borne by the transferring Member and/or the Assignee of the transferring Member, as applicable); (l) fees, costs and expenses incurred in connection with any amendments, restatements or other modifications to, and compliance with the Company’s PPM, the Registration Statement, this Agreement, any other constituent or related documents of the Company, including the solicitation of any consent, waiver or similar acknowledgment from the Members or preparation of other materials in connection with compliance (or monitoring compliance) with such documents; (m) fees, costs and expenses related to procuring, developing, implementing or maintaining information technology, data subscription and license-based services, research publications, materials, equipment and services, computer software or hardware and electronic equipment used in connection with providing services to the Company (including in connection with reporting and valuations), in connection with identifying, investigating (and conducting diligence with respect to) or evaluating, structuring, consummating (including license fees and maintenance costs for workflow technology that facilitates) the closing of acquisitions by, among other things, managing allocations (as between the Company or other relevant persons, conflicts of interest and compliance with law, all in accordance with policies and procedures established by KKR and its Affiliates), holding, monitoring or selling potential and actual portfolio companies, or in connection with obtaining or performing research related to potential or actual acquisitions, industries, sectors, geographies or other relevant market, economic, geopolitical or similar data or trends, including risk analysis software; (n) premiums and fees for insurance for the benefit of, or allocated to, the Company (including directors’ and officers’ liability, errors and omissions or other similar insurance policies, and any other insurance for coverage of liabilities incurred in connection with the activities of, or on behalf of, the Company, including an allocable portion of the premiums and fees for one or more “umbrella” policies that cover the Company, KKR and its Affiliates) and costs of ERISA fidelity bonds; (o) expenses of any actual or potential litigation or other dispute related to the Company or any actual or potential acquisition (including expenses incurred in connection with the investigation, prosecution or defense of litigation and the appointment of any agents for service of process on behalf of the Company) and other extraordinary expenses related to the Company or such acquisitions (including fees, costs and expenses classified as extraordinary expenses under generally accepted accounting principles in the United States) and the amount of any judgments, fines, remediation or settlements paid in connection therewith, directors and officers, liability or other insurance (including title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs of the Company, in each case, to the extent such costs, expenses and amounts relate to claims or matters that are otherwise entitled to indemnification under applicable law; (p) fees, costs and expenses incurred in connection with the dissolution and winding up of the Company; (q) all other costs and expenses of the Company and its Affiliates in connection with the business or operation of the Company and its portfolio companies; and (r) Broken Deal Expenses (excluding such expenses that have been netted against Other Fees). For the avoidance of doubt, Company Expenses may include any of the fees, costs, expenses and other liabilities described above incurred in connection with services provided, or other activities engaged in, by KKR and its Affiliates, in addition to third parties. In determining the amount of Company Expenses that may be fairly allocable to the Company and to any KKR Vehicles that may participate in joint ventures with the Company, the Manager and its Affiliates will take into account such factors as they deem appropriate, including, for example, committed or available capital of the Company and KKR Vehicles, the amount of capital historically held or remaining in a particular holding or similar holdings, the aggregate NAV of the Company and KKR Vehicles and the percentage of similar acquisitions in which the Company or KKR Vehicles have historically participated. The Company will reimburse the Manager or its Affiliates for expenses described above that are incurred prior to the commencement of operations of the Company, including allocable compensation and overhead of KKR personnel involved in the formation and establishment of the Company and its subsidiaries. The Company will bear any extraordinary expenses it may incur, including any litigation expenses.
“Company Group” means, collectively, the Company, any current or former Subsidiary of the Company or any other Person in which the Company or any Subsidiary of the Company currently owns or formerly owned an interest directly or indirectly.
“Company Minimum Gain” means “partnership minimum gain” as defined in the Treasury Regulations Section 1.704-2(b)(2) and as computed in accordance with the Treasury Regulations Section 1.704-2(d).
“Company Tender Offer” means the Company’s written offer to repurchase Shares from Members (other than pursuant to the Share Repurchase Plan), on such terms and conditions as the Board of Directors, on the recommendation of the Repurchase Committee, may determine from time to time and in its complete and exclusive discretion.
“Controlled Portfolio Company” means a portfolio company of any KKR Vehicle of which the KKR Vehicle (together with KKR or any other KKR Vehicles) holds a majority of the outstanding voting equity, has the right to appoint a majority of the board members (or equivalent managers) or otherwise has the right to exercise majority control by contract.
“DGCL” means the General Corporation Law of the State of Delaware.
“Director” is defined in Section 5.2(a). A Director is hereby designated as a “manager” of the Company within the meaning of Section 18-101(12) of the Act.
“Dissolution Event” is defined in Section 18.2(a).
“Distributor” means KKR Capital Markets LLC, a Delaware limited liability company, or its successor, in the capacity as the distributor of the Company’s Shares.
“Distribution Fee” means any applicable distribution fee in respect of the Shares, payable monthly, as set forth in the PPM from time to time.
“DRIP” means the Company’s Distribution Reinvestment Plan, attached hereto as Schedule B, as amended, modified, revised or restated from time to time.
“Electronic Signature” is defined in Section 19.10.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.
“Executive Advisors” means the individuals providing advisory services to KKR or any of its Affiliates, investment funds, vehicles and accounts sponsored by KKR or any of its Affiliates and the portfolio companies of such funds, vehicles and accounts and who are designated as “Executive Advisors” by KKR.
“Executive Committee” means the committee consisting of at least two (2) members, consisting of officers or Directors of the Company who shall be appointed by either of the Co-Chief Executive Officers from time to time. Either of the Co-Chief Executive Officers may appoint additional members of the Executive Committee, as well as remove any existing members from time to time in his or her discretion.
“Fifth A&R Agreement” is defined in the recitals.
“Fourth A&R Agreement” is defined in the recitals.
“Hurdle Amount” for any period during a Reference Period means that amount that results in a 5% annualized internal rate of return on the NAV of Investor Shares outstanding at the beginning of the then-current Reference Period and all Investor Shares issued since the beginning of the then-current Reference Period, calculated in accordance with recognized industry practices and taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such shares but excluding applicable expenses for the Servicing Fee and Distribution Fee.
The ending NAV of Investor Shares used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the Performance Participation Allocation and applicable expenses for the Servicing Fee and Distribution Fee. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Investor Shares repurchased during such period, which Shares will be subject to the Performance Participation Allocation upon repurchase as provided for in the definition of “Performance Participation Allocation.”
Except as provided for in the definition of “Loss Carryforward Amount,” any amount by which the Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.
The Class H Member will not be obligated to return any portion of the Performance Participation Allocation paid due to the subsequent performance of the Company.
“Indemnified Party” means (i) the members of the Board of Directors and (ii) the officers of the Company.
“Independent Director” means a Director who satisfies the director independence tests provided for in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as may be amended from time to time.
“Industry Advisors” means the individuals providing advisory services to KKR or any of its Affiliates, investment funds, vehicles and accounts sponsored by KKR or any of its Affiliates and the portfolio companies of such funds, vehicles and accounts and who are designated as “Industry Advisors” by KKR.

“Initial Member” means KKR Group Assets Holdings III L.P.
“Initial Offering” means the acceptance of the initial subscription for Shares of the Company by Persons that are not Affiliates of the Manager.
“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.
“Investor Shares” means any Shares that are not KKR Shares.
“KKR” means, collectively, Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership, and its Subsidiaries, but does not mean other Affiliates of Kohlberg Kravis Roberts & Co. L.P., including KKR & Co. Inc. and its controlling stockholder and Subsidiaries, which in turn includes The Global Atlantic Financial Group LLC and its Subsidiaries.
“KKR Advisor” means individuals who were formerly employed by KKR that are providing advisory services to KKR or any of its Affiliates, investment funds, vehicles and accounts sponsored by KKR or any of its Affiliates and the portfolio companies of such funds, vehicles and accounts and who are designated from time to time as “KKR Advisors” by KKR.
“KKR Group Assets Holdings III” is defined in the preamble.
“KKR Member” means a Class E Member, a Class F Member, a Class G Member, a Class H Member or any other Person admitted as an additional member of the Company holding KKR Shares or a substitute member of the Company holding KKR Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company holding KKR Shares and for so long as such Person continues to hold KKR Shares.
“KKR Shares” means Class E Shares, Class F Shares, Class G Shares, Class H Shares and any other Class of Shares designated by the Board of Directors as “KKR Shares”.
“KKR Vehicles” means the funds, investment vehicles and accounts managed, now or in the future, by KKR, the Manager or any of their respective Affiliates (excluding for this purpose, KKR proprietary entities), including funds, investment vehicles and accounts pursuing the following strategies: private equity (including growth equity, impact, and core strategies), credit (including (i) leveraged credit strategies, including leveraged loan, high-yield bond, opportunistic credit and revolving credit strategies, and (ii) alternative credit strategies, including special situations and private credit strategies such as direct lending and private opportunistic credit (or mezzanine) investment strategies), and real asset strategies (including real estate, energy and infrastructure strategies).
“Loan Servicing Fees” means any fees or other payments paid to KKR or its Affiliates relating to loan administration services, loan or asset resolution, restructuring and reconstruction and other services (including sourcing) that are provided or performed by asset reconstruction companies, other asset recovery firms, loan administration companies or similar companies.
“Loss” for any period means all items of Company loss, deduction and expense for such period determined according to Section 8.3.
“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return; provided, that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Investor Shares repurchased during the applicable Reference Period, which Shares will be subject to the Performance Participation Allocation upon repurchase as provided for in the definition of “Performance Participation Allocation.” For the avoidance of doubt, with respect to Shares repurchased during the applicable Reference Period, the Loss Carryforward Amount shall not include amounts that would have been attributable to such repurchased Shares had such Shares not been repurchased during the applicable Reference Period. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Performance Participation Allocation. This is referred to as a “High Water Mark.”
“Management Agreement” means the Management Agreement, dated as of July 27, 2023, by and among the Company and the Manager, as amended, modified, revised or restated from time to time, and any similar agreement with a successor Manager.
“Management Fee” has the meaning set forth in the Management Agreement.
“Manager” means KKR DAV Manager LLC, a Delaware limited liability company and a wholly owned subsidiary of KKR, or any other Person designated from time to time as the “Manager” of the Company pursuant to the Management Agreement.
“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in the Treasury Regulations Section 1.704-2(b)(4).
“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with the Treasury Regulations Section 1.704-2(i)(3).
“Member Nonrecourse Deductions” means “partnership nonrecourse deductions” as defined in Treasury Regulations Section 1.704-2(i)(1) and as computed in accordance with the Treasury Regulations Section 1.704-2(i)(2).
For any taxable year or other period, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt equals the excess, if any, of the net increase, if any, in the amount of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt over the aggregate amount of any distributions during such year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Nonrecourse Debt Minimum Gain, determined according to the provisions of the Treasury Regulations Section 1.704-2(i)(2).
“Members” means the holders of record of Shares admitted to the Company as members of the Company in accordance with this Agreement, in their capacity as members of the Company.
“Membership Interest” means a Member’s rights in one or more Shares at any particular time, including the Member’s right to share in the income, gains, losses, deductions, credits, or similar items of the Company, to receive distributions from the Company, any right to vote or participate in management of the Company and any right to information concerning the business and affairs of the Company provided by this Agreement or the Act.

“Membership List” means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number and Class (and, if applicable, series of such Class) of Shares held by, each Member, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.
“Monitoring Fee” means any amount paid to the Manager or any of its Affiliates pursuant to a general retainer agreement or as a fee for consulting services rendered by the Manager or any of its Affiliates to, or for the benefit of, a portfolio company after the initial acquisition of such portfolio company, including directors’ fees paid to employees of KKR or any of its Affiliates in connection with service on the board of directors (or similar body) of a portfolio company, but excluding amounts reimbursed with respect to the portfolio company for out-of-pocket and administrative expenses (such as accounting or legal fees relating to the acquisition of the portfolio company), the Management Fee, Regulated Broker-Dealer Fees, Service Costs, Capstone Fees, Loan Servicing Fees and Transaction Fees; provided that no amount paid to any Senior Advisor, Executive Advisor, Industry Advisor or KKR Advisor by any Person shall be a “Monitoring Fee”; and provided further that, if any interest in such portfolio company is held by any KKR Vehicle or a person whose entry into such interest was offered, sold, placed, underwritten, syndicated, solicited or otherwise arranged by a Regulated Broker-Dealer, then only such portion of fees that is fairly allocable to the acquisition by the Company of such portfolio company, based upon the nature of the transaction giving rise to the fee, shall be included. For the avoidance of doubt, any directors’ fees paid to Capstone Executives in connection with service on the board of directors (or similar body) of a portfolio company shall not constitute “Monitoring Fees.”
“NAV” means, for any Shares, the net asset value of such Shares, determined in accordance with Section 14.2.
“Non-Compliant Tender Offer” is defined in Section 10.10.
“Nonrecourse Deductions” has the meaning set forth in the Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a given period equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during such period, over the aggregate amount of any distributions during such period of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of the Treasury Regulations Section 1.704-2(c).
“Nonrecourse Liability” has the meaning set forth in the Treasury Regulations Section 1.704-2(b)(3).
“Original Agreement” is defined in the recitals.
“Original Class G Shares” is defined in the recitals.
“Other Fees” means Break-Up Fees, Monitoring Fees and Transaction Fees, in each case net of applicable withholding taxes, VAT or similar taxes and costs related to currency conversion, if any.
“Partnership Representative” is defined in Section 9.9(a).
“Percentage Interest” means, unless specifically provided otherwise, the percentage ownership interest of any Member determined at any time by dividing the number of Shares owned by a Member by the total outstanding Shares owned by all Members. If specifically provided, the determination of a

Member’s Percentage Interest may be made on a Class-by-Class or series of a Class basis by dividing the number of Shares of a particular Class or series of a Class owned by a Member by the total outstanding Shares of such Class or series of a Class owned by all Members.
“Performance Participation Allocation” means the performance participation allocation to be received by the Class H Member equal to 15.0% of the Total Return attributable to Investor Shares subject to the Hurdle Amount and a High Water Mark with 100% Catch-Up. Such allocation will be measured and allocated or paid on an annual basis (excluding the initial Reference Period) and accrued monthly (subject to pro-rating for partial periods) payable either in cash or in Class F Shares. Specifically, promptly following the end of each Reference Period (and at the other times described below), the Class H Member is allocated a Performance Participation Allocation in an amount equal to:
•First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Class H Member equals 15.0% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Class H Member pursuant to this clause (any such amount, the “Catch-Up”); and
•Second, to the extent there are remaining Excess Profits, 15.0% of such remaining Excess Profits.
The Class H Member will also be allocated a Performance Participation Allocation with respect to all Investor Shares that are repurchased in connection with repurchases of Shares in an amount calculated as described above with the relevant period being the portion of the Reference Period for which such Share was outstanding, and proceeds for any such Share repurchases will be reduced by the amount of any such Performance Participation Allocation.
The Class H Member may elect to receive the Performance Participation Allocation in cash and/or Class F Shares. If the Performance Participation Allocation is paid in Class F Shares, such Class F Shares may be repurchased at the Class H Member’s request and will be subject to the limitations of the Share Repurchase Plan.
“Person” means a natural person, partnership (whether general or limited), limited liability company, trust (including a common law trust, business trust, statutory trust, voting trust or any other form of trust), estate, association (including any group, organization, co-tenancy, plan, board, council or committee), corporation, government (including a country, state, county or any other governmental subdivision, agency or instrumentality), custodian, nominee or any other individual or entity (or series thereof) in its own or any representative capacity, in each case, whether domestic or foreign.
“Plan” means any (i) “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), (ii) “plan” within the meaning of Section 4975(e)(1) of the Code (whether or not subject to Section 4975 of the Code), (iii) insurance general account whose assets are deemed to include assets subject to Title I of ERISA or Section 4975 of the Code under ERISA or the regulations promulgated thereunder, (iv) plan, fund or other similar program that is established or maintained outside the United States which provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment and (v) entity the assets of which constitute, or are deemed to constitute the assets of, any of the foregoing described in clause (i), (ii) or (iii) pursuant to ERISA or otherwise.
“Portfolio Company Service Providers” means a portfolio company of the Company or portfolio company of a KKR Vehicle engaged by the Company and its portfolio companies to provide some or all of the following services: (a) management services with respect to a portfolio company (i.e., management of operational services); (b) operational services with respect to a portfolio company (i.e., general management of a portfolio company’s day to day operations); (c) transaction support services with respect to actual or potential acquisitions (including, without limitation, managing relationships with brokers and other potential sources of acquisitions, identifying and sourcing potential acquisitions, coordinating with investors, assembling relevant information, conducting financial and market analyses and modelling, coordinating closing/post-closing procedures for acquisitions, dispositions and other transactions, coordination of design and development activities, assistance with due diligence, marketing and distribution, overseeing brokers, lawyers, accountants and other advisors, providing in-house legal and accounting services, assistance with due diligence, preparation of project feasibilities, site visits and transaction consulting); (d) corporate support services (including, without limitation, accounts payable, accounting/audit (including valuation support services), account management, insurance, procurement, placement, brokerage, consulting, cash management, finance/budget, corporate secretarial services, data management, directorship services, domiciliation, human resources, information technology/systems support, internal compliance/KYC, judicial processes, legal, operational coordination (i.e., coordination with joint ventures partners), risk management, reporting, tax, tax analysis and compliance (e.g., CIT and VAT compliance), transfer pricing and internal risk control, treasury and valuation services); and (e) loan servicing and management (including, without limitation, monitoring, restructuring and work-out of performing, sub-performing and nonperforming loans, administrative services, and cash management).
“PPM” means the Company’s Confidential Private Placement Memorandum.
“Profit” for any period means all items of Company income and gain for such period determined according to Section 8.3.
“Reference Period” means the applicable year beginning on October 1 and ending on September 30 of the next succeeding year; provided, that the initial Reference Period shall be the period from August 1, 2023 to September 30, 2024.
“Regulatory Allocations” is defined in Section 9.3(e).
“Registration Statement” means the Company’s registration statement on Form 10 filed with the SEC on April 14, 2023, as amended from time to time.
“Regulated Broker-Dealer” means a U.S. registered broker-dealer or a non-U.S. equivalent thereof.
“Regulated Broker-Dealer Fees” means any placement, underwriting, syndication, solicitation, arranger, dealer-manager, brokerage or other fees, including discounts, commissions and concessions, paid to a Regulated Broker-Dealer for Regulated Broker-Dealer Services.
“Regulated Broker-Dealer Services” means services rendered by a Regulated Broker-Dealer in connection with the offer, sale, placement, underwriting, syndication, arrangement, structuring, restructuring, purchase, repurchase or exchange of securities or financing, or the effectuation of any securities or financing transactions.
“Repurchase Arrangement” means the Repurchase Arrangement, attached hereto as Schedule C, as adopted by the Board of Directors from time to time with respect to the Company’s repurchase of Class E Shares, as such arrangement may be amended, modified, revised or restated from time to time.

“Repurchase Committee” means the committee consisting of at least three (3) members, consisting of officers or Directors of the Company who shall be appointed by the Board of Directors from time to time. The Board of Directors may appoint additional members of the Repurchase Committee, as well as remove any existing members from time to time.
“SEC” means U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Second A&R Agreement” is defined in the recitals.
“Senior Advisors” means the individuals providing advisory services to KKR or any of its Affiliates, investment funds, vehicles and accounts sponsored by KKR or any of its Affiliates and the portfolio companies of such funds, vehicles and accounts and who are designated as “Senior Advisors” by KKR.
“Service Costs” means any amounts paid to the Manager or any of its Affiliates (or any of their respective employees or agents) by a portfolio company or any Person through which the Company invests in a portfolio company for local administration or management services related to such portfolio company or Person that (i) are determined by the Manager, acting in good faith, to be reasonably necessary in order to achieve beneficial legal, tax or regulatory treatment with respect to the relevant portfolio company and (ii) would otherwise be payable to a third party for such services.
“Servicing Fee” means any applicable shareholder servicing fee in respect of the Shares, payable monthly, as set forth in the PPM from time to time.
“Share Repurchase Plan” means the Share Repurchase Plan, attached hereto as Schedule A, as amended, modified, revised or restated from time to time.
“Shares” is defined in Section 7.1(a). Shares may be Investor Shares or KKR Shares.
“Similar Law” means any U.S. or non-U.S. federal, state, local or other law, regulation or established policy that could cause the underlying assets of the Company to be treated as assets of a Member by virtue of its Shares and thereby subject the Company and such Persons of the Company responsible for the operation of the Company and/or allocation of the Company’s assets (as contemplated under this Agreement) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.
“Sixth A&R Agreement” is defined in the recitals.
“Special Approval” means approval by a majority of the Independent Directors, which may include the approval of the Audit Committee.
“Subscription Agreement” means the document that a Person who buys Shares of the Company must execute and deliver with full payment for the Shares; provided, however, that a KKR Member may not be required to execute and deliver a Subscription Agreement in connection with such KKR Member’s acquisition of KKR Shares.
“Subsidiary” means, with respect to any Person, either (i) any corporation, company, joint venture, limited liability company, association or other Person in which such Person owns, directly or indirectly, more than 50% of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Person or (ii) a partnership of which such Person, or a Subsidiary of such Person, is a general partner, and a limited liability company of which such Person, or a Subsidiary of such Person, is a managing member.
“Substitute Member” means any Assignee of Shares who is admitted to the Company as a Member pursuant to Section 10.3 of this Agreement.
“Tax Distribution” is defined in Section 9.5(d).
“Termination Fee” means a termination fee equal to three (3) times the sum of (i) the average annual Management Fee earned by the Manager and (ii) the average annual Performance Participation Allocation received by the Class H Member during the twenty-four (24)-month period immediately preceding the most recently completed calendar quarter prior to the date of termination of the Management Agreement.
“Third A&R Agreement” is defined in the recitals.
“Total Return” for any period since the end of the prior Reference Period shall equal the sum of:
i.all distributions accrued or paid (without duplication) on Investor Shares outstanding at the end of such period since the beginning of the then-current Reference Period; plus
ii.the change in aggregate NAV of such Investor Shares since the beginning of the Reference Period before giving effect to (x) changes resulting solely from the proceeds of issuances of the Investor Shares, (y) any allocation/accrual to the Performance Participation Allocation and (z) applicable expenses for the Servicing Fee and Distribution Fee (including any payments made to the Company for payment of such expenses).
For the avoidance of doubt, the calculation of the Total Return will (i) include any appreciation or depreciation in the NAV of Investor Shares issued during the then-current Reference Period, (ii) treat any withholding tax on distributions paid by or received by the Company as part of the distributions accrued or paid on Investor Shares, (iii) exclude the proceeds from the initial issuance of such Shares and (iv) exclude any taxes (whether paid, payable, accrued or otherwise) of any intermediate entity through which the Company indirectly invests in a portfolio company, as determined in the good faith judgment of the Manager.
“Transaction Fee” means all fees (net of related expenses) paid directly or indirectly to the Manager or any of its Affiliates for investment banking or similar services rendered by, or on behalf of, the Manager or any of its Affiliates with respect to a portfolio company, including closing fees; provided that no amount paid to any Senior Advisor, Executive Advisor, Industry Advisor or KKR Advisor by any Person shall be a “Transaction Fee”; and provided further that if any interest in such portfolio company is issued to any KKR Vehicle or a person whose acquisition of such interest was offered, sold, placed, underwritten, syndicated, solicited or otherwise arranged by a Regulated Broker-Dealer, then only such portion of fees that is fairly allocable, based upon the nature of the transaction giving rise to the fee, to the acquisition by the Company of such portfolio company shall be included; and provided further that Transaction Fees shall exclude any Management Fee, Capstone Fees, Monitoring Fees, Service Costs, Loan Servicing Fees, Break-Up Fees and Regulated Broker-Dealer Fees, if any.
“Treasury Regulations” means the Treasury Regulations promulgated under the Code.

“US GAAP” means the accrual method of accounting in accordance with accounting principles generally accepted in the United States.
Article III

POWERS AND PURPOSE
Section 3.1Purpose. The purpose of the Company is to (i) acquire, own and control joint ventures that own majority stakes in portfolio companies as well as, directly or indirectly, majority stakes in portfolio companies, (ii) acquire, own and control joint ventures that own influential yet non-majority stakes in portfolio companies, and (iii) engage in such other lawful business or activity that may be engaged in by a limited liability company formed under the Act, as such businesses or other activities may be determined by the Board of Directors from time to time. The Company intends to operate its business in a manner permitting it to maintain its exclusion from registration under the Investment Company Act and, notwithstanding anything in this Agreement, the Board of Directors is authorized to cause the Company to take any action in connection with maintaining such exclusion without the consent of any other Person.
Section 3.2No State Law Partnership. The Company is a Delaware limited liability company that will be treated as a partnership only for U.S. federal income tax purposes, and if applicable, state tax purposes, and no Member shall be deemed to be a partner or joint venturer of any other Member, for any purposes other than U.S. federal income tax purposes and, if applicable, state tax purposes, and this Agreement shall not be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for U.S. federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment; provided, however, the Manager may, in its sole discretion and without the consent of any other Person, cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes and, if applicable, state income tax purposes.
Section 3.3Authority.
(a)By executing a Subscription Agreement and subscribing for Shares or otherwise agreeing to be bound by this Agreement, each Member agrees to be bound by the terms of this Agreement and any amendments or supplements thereto or cancellations thereof and authorizes and appoints with full power of substitution as such Member’s true and lawful agent and attorney-in-fact, with full power and authority in such Member’s name, place and stead, the Manager and the Company, and each of their authorized officers and attorneys-in-fact, as the case may be, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices, as may be required or advisable under the laws of the State of Delaware or any other applicable jurisdiction:
(i)any and all certificates, instruments, agreements or other documents, whether related to this Agreement or otherwise, and any amendment of any thereof (including amendments reflecting the addition of any Person as a Member or any admission or substitution of other Members or the Capital Contribution made by any such Person or by any Member) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Member (including any Substitute Member);
(ii)any other document, certificate or instrument required to reflect any action of the Members duly taken in the manner provided for in this Agreement, whether or not such Member voted in favor of or otherwise consented to such action;
(iii)any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Company is doing or intends to do business or that the Board of Directors or the Manager deems necessary or advisable;
(iv)any certificate of dissolution or cancellation of the Certificate that may be reasonably necessary to effect the termination of the Company;

(v)any instrument or papers required to terminate the business of the Company pursuant to Article XVIII hereof; provided, however, that no such attorney-in-fact shall take any action as attorney-in-fact for any Member if such action could in any way increase the liability of such Member beyond the liability expressly set forth in this Agreement or alter the rights of such Member under Section 11.9, unless (in either case) such Member has given a power of attorney to such attorney-in-fact expressly for such purpose;
(vi)all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Board of Directors determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or (ii) effectuate the terms or intent of this Agreement; provided, that when required by Section 11.9 or any other provision of this Agreement that establishes a percentage of the Members or of the Members holding any Class of Shares required to take any action, the Manager and the Company, and each of their authorized officers and attorneys-in-fact, as the case may be, may exercise the power of attorney made in this Section 3.3 only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members holding such Class of Shares; and
(vii)all elections, in its sole discretion, for U.S. federal, state, local and non-U.S. tax matters in respect of, or on behalf of, the Company.
(b)Nothing contained in this Section 3.3 shall be construed as authorizing the Manager or the Company, or each of their authorized officers or attorneys-in-fact, as the case may be, to amend, change or modify this Agreement except in accordance with Article XVII or as may be otherwise expressly provided for in this Agreement.
(c)The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the transfer of all or any portion of such Member’s Shares and shall extend to such Member’s heirs, successors, assigns and personal representatives. Each Member hereby agrees to be bound by any representation made by the Manager or the Company, and each of their authorized officers or attorneys-in-fact, as the case may be, acting in good faith pursuant to such power of attorney; and each Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Manager or the Company, and each of their authorized officers or attorneys-in-fact, as the case may be, taken in good faith under such power of attorney in accordance with this Section 3.3.
(d)Each Member hereby agrees to execute and deliver to the Board of Directors promptly after receipt of the Board of Directors’ written request therefore, such other and further statements of interest and holdings, designations, powers of attorney and other instruments that the Board of Directors deem necessary to comply with any laws, rules or regulations relating to the Company’s activities.
Article IV

RESIDENT AGENT AND PRINCIPAL OFFICE
The address of the Company’s registered office in the State of Delaware is c/o Maples Fiduciary Services (Delaware) Inc., 4001 Kennett Pike, Suite 302, County of New Castle, Wilmington, Delaware 19807. The name of the registered agent at such address is Maples Fiduciary Services (Delaware) Inc. The address of the principal office and place of business of the Company is 30 Hudson Yards, New York, New York 10001 (or at such other address as determined by the Board of Directors with notice to the Members). The Company may have such other offices or places of business as the Board of Directors may from time to time determine.

Article V

BOARD OF DIRECTORS
Section 5.1Powers.
(a)Except as otherwise expressly provided in this Agreement, the Board of Directors shall have complete and exclusive discretion to manage the business and affairs of the Company (including the rights and duties set forth in Article XV of this Agreement) and is authorized to and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes, policies and business of the Company. No Member, by reason of its status as such, shall have any authority to act for or bind the Company but shall have only the right to vote on or approve the actions specified herein to be voted on or approved by the Members or a specified Class or Classes thereof (if such Member owns Shares of that Class or Classes) or, to the extent not inconsistent with this Agreement, in the Act.
(b)The Company shall have such officers as are provided for in Article VI. The Board of Directors may appoint, employ, or otherwise contract with such other Persons for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its sole discretion. The Board of Directors may delegate to the Manager, the Executive Committee, the Repurchase Committee, any officer of the Company or the Manager, or to any such other Person such authority to act on behalf of the Company as the Board of Directors may from time to time deem appropriate in its sole discretion.
(c)Except as otherwise provided by the Board of Directors, when the taking of such action has been authorized by the Board of Directors, any Director or officer of the Company or the Manager, or any other person specifically authorized by the Board of Directors, may execute any contract or other agreement or document on behalf of the Company and may execute on behalf of the Company and file with the Secretary of State of the State of Delaware any certificates or filings provided for in the Act.
Section 5.2Number and Classification; Director Agreement.
(a) At least half of the members of the Board of Directors (the “Directors”) will be Independent Directors except for a period of up to 60 days after the death, disability, resignation or removal of an Independent Director pending the appointment of such Independent Director’s successor. The number of Directors may be increased or decreased from time to time by Class G Members holding a majority of the outstanding Class G Shares. Class G Members holding a majority of the outstanding Class G Shares have additional authority over the number of Directors on the Board of Directors, as provided in Section 7.3(b). Each Director shall have the powers and authority of “managers” under the Act; provided that, notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Board of Directors, a Director may not bind the Company.
(b)The names of the Directors are set forth in the books and records of the Company.
(c)Subject to Section 5.2(a), Class G Members holding a majority of the outstanding Class G Shares may increase the number of Directors and fill any vacancy, whether resulting from an increase in the number of Directors or otherwise, on the Board of Directors. Any and all vacancies on the Board of Directors may be filled by Class G Members holding a majority of the outstanding Class G Shares.
(d)Except as otherwise provided by law or by this Agreement, Directors shall hold office until their successors are elected and duly qualified or until their earlier death, disability, resignation or removal.
Section 5.3Committees.
(a)Except as expressly set forth in this Agreement, the Board of Directors may, by resolution or resolutions passed by a majority of the then total number of members of the Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors, which, to the extent provided in such resolution or resolutions, shall have and may exercise, subject to applicable law and this Agreement, the powers and authority of the Board of Directors. A majority of all the members of any such committee present in person or represented by proxy shall constitute a quorum for the transaction of business by the committee. A majority of all the members of any such committee present in person or represented by proxy at a meeting at which a quorum exists may determine its action and fix the time and place, if any, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present or represented by proxy at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
(b)The Board of Directors shall have an Audit Committee. Such committee shall have and exercise such power and authority as the Board of Directors shall specify from time to time. Upon consideration of the criteria contained in Section 10A(m)(3) and Rule 10A-3(b)(1) of the Exchange Act, and Section 303A of the NYSE Listed Company Manual, in each case including any amendments, replacements or successors thereto, each Director that is a member of such committee shall be an Independent Director. Each Director that is a member of such committee shall be “financially literate” pursuant to the requirements of Section 303A.07 of the NYSE Listed Company Manual, including any amendments, replacements or successors thereto.
Section 5.4Resignation or Removal.
(a)Any Director may resign at any time by giving notice of such Director’s resignation in writing or by electronic transmission to any Chairman of the Board of Directors or the Secretary of the Board of Directors. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Company. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
(b)Notwithstanding anything in the Agreement or other agreement, document or understanding to the contrary, any Director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by Class G Members holding a majority of the outstanding Class G Shares without the consent of the Board of Directors or any other Person.
Section 5.5Meetings; Chairman, Vice Chairman and Secretary. The Board of Directors may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by any Chairman of the Board of Directors or, in the absence of a Chairman of the Board of Directors, by any Director on at least 24 hours’ (or less in times of emergency) notice to each Director, either personally or by telephone or by mail, telegraph, telex, cable, wireless or other form of electronic transmission or communication at such time and at such place as shall from time to time be determined by the Board of Directors. Notice of any such meeting need not be given to any Director, however, if waived by such Director in writing or by telegraph, telex, cable, wireless or other form of electronic transmission or communication, or if such Director shall be present at such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. Directors may participate in a meeting (including in a remote meeting) of the Board of Directors or any committee thereof in person or by proxy granted to another Director. Any such proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by law. The Board of Directors may appoint a “Chairman,” “Co-Chairman,” “Vice Chairman” and “Secretary” of the Board of Directors, who shall have the powers and perform such duties as provided in this Agreement and as the Board of Directors may from time to time prescribe. At each meeting of the Board of Directors, any Chairman of the Board of Directors or, in the absence of a Chairman of the Board of Directors, a Director chosen by a majority of the Directors present in person or represented by proxy, shall act as chairman of the meeting. In case the Secretary of the Board of Directors shall be absent from any meeting of the Board of Directors, a Director or officer chosen by a majority of the Directors present in person or represented by proxy shall act as secretary of the meeting.

Section 5.6Remote Meeting. Members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in meetings of the Board of Directors, or any committee thereof, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
Section 5.7Compensation. The Board of Directors shall have the authority to fix the compensation of Directors or to establish policies for the compensation of Directors and for the reimbursement of expenses of Directors, in each case, in connection with services provided by Directors to the Company. The Directors may be paid their expenses, if any, of attendance at meetings of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. Payment of any compensation of Directors may be in cash and/or in Shares, in the discretion of the Board of Directors. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings, or their service as committee members may be compensated as part of their stated salary as a Director.
Section 5.8Quorum; Adjournment. Subject to the Section 5.10, at all meetings of the Board of Directors, a majority of the then total number of Directors present in person or represented by proxy shall constitute a quorum for the transaction of business and, except as otherwise provided by law, or this Agreement, the act of a majority of the then total number of Directors (including action by proxy) shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present in person or represented by proxy at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall exist.
Section 5.9Conflicts of Interest. If a Director elects to abstain from voting on any matter in which he or she has a conflict of interest, the vote of a majority of the then total number of Directors who have not so abstained shall be the act of the Board of Directors.
Section 5.10Action Without a Meeting. Any action required or permitted to be taken at any meeting by the Board of Directors or any committee thereof, as the case may be, may be taken without a meeting, without prior notice and without a vote if a consent thereto is signed or transmitted electronically, as the case may be, by all members of the Board of Directors or of such committee, as the case may be. After any such action is taken, the writing or writings or electronic transmission or transmissions shall be filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.
Article VI

OFFICERS
Section 6.1Officers.
(a)The officers of the Company shall include a “Chief Executive Officer” or “Co-Chief Executive Officers,” each of whom shall be appointed by the Board of Directors, and who shall hold office for such terms as shall be determined by the Board of Directors or until his or her earlier death, resignation, retirement, disqualification or removal. Any other officer of the Company shall be selected and designated pursuant to Section 6.1(b). Any vacancies occurring in any office of the Chief Executive Officer or Co-Chief Executive Officer shall be filled by the Board of Directors in the same manner as such officers are appointed pursuant to this Section 6.1(a). Any vacancies occurring in any other offices shall be filled pursuant to Section 6.1(b). An officer of the Company may be removed from office with or without cause at any time by either (i) the Board of Directors or (ii) Class G Members holding a majority of the outstanding Class G Shares.
(b)The Chief Executive Officer or Co-Chief Executive Officers may, from time to time as he or she deems advisable, select and designate other officers of the Company and assign titles to any such Persons, including “President,” “Chief Operating Officer,” “Chief Investment Officer,” “Chief Financial Officer,” “General Counsel,” “Chief Legal Officer,” “Chief Administrative Officer,” “Chief Compliance Officer,” “Principal Accounting Officer,” “Vice President,” “Treasurer,” “Assistant Treasurer,” “Secretary,” “Assistant Secretary,” “General Manager,” “Senior Managing Director,” “Managing Director,” “Director” or “Principal.” Any vacancies occurring in any office other than the offices of Chief Executive Officer or Co-Chief Executive Officers may be filled by the Chief Executive Officer or Co-

Chief Executive Officers in the same manner as such officers are appointed and selected pursuant to this Section 6.1.
Section 6.2Delegation of Duties. Unless the Board of Directors determines otherwise, if a title is one commonly used for officers of a corporation incorporated under the DGCL, the assignment of such title shall constitute the delegation to such Person of the authorities and duties that are normally associated with that office. The Board of Directors may delegate to any officer any of the Board of Director’s powers to the extent permitted by applicable law, including the power to bind the Company. Any delegation pursuant to this Section 6.2 may be revoked at any time by the Board of Directors.
Section 6.3Officers as Agents. The officers, to the extent of their powers set forth under applicable law or this Agreement or otherwise vested in them by action of the Board of Directors not inconsistent with applicable law or this Agreement, are agents of the Company for the purpose of the Company’s business and the actions of the officers taken in accordance with such powers shall bind the Company.
Article VII

SHARES; CAPITAL CONTRIBUTIONS
Section 7.1Shares.
(a)A Member’s Membership Interest in the Company shall be represented by the “Share” or “Shares” held by such Member. The number of Shares of each Class (and each series of each Class, if applicable) outstanding are set forth in the books and records of the Company. Shares will be offered at an initial purchase price of $25 per Share for each class of Investor Shares in the Initial Offering and thereafter on a monthly basis at NAV per Share (measured as of the end of the immediately preceding month). Notwithstanding any other provision of this Agreement, including Article XVII, Classes (and series of Classes) of Investor Shares shall be subject to such sales loads, servicing fees, distribution fees, dealer-manager fees, commissions, other fees, and minimum investment requirements described below, as may be determined by the Board of Directors from time to time in its sole discretion and set forth in the Company’s PPM.
(b)Class E Shares, Class F Shares, Class G Shares and Class H Shares are not subject to the Management Fee or the Performance Participation Allocation. Subject to the terms of any Class Designation (as defined below), any other Class of KKR Shares established pursuant to this Agreement after the date hereof will not be subject to the Management Fee or the Performance Participation Allocation.
(c)For as long as the Management Agreement has not been terminated, the Class H Members may receive a Performance Participation Allocation from the Company.
(d)Subject to any applicable minimum investment requirements, the Board of Directors may accept subscriptions for fractional Shares.
(e)On the date hereof, each Class I Share issued and outstanding immediately prior to the effectiveness of this Agreement is hereby reclassified and designated as a Class I-Series 1 Share.
Section 7.2Establishment of New Classes; Authorized Shares.
(a)In addition to the Class D Shares, the Class E Shares, the Class F Shares, the Class G Shares, the Class H Shares, the Class I Shares (including the Class I-Series 1 Shares, the Class I-Series 2 Shares, the Class I-Series 3 Shares and the Class I-Series 4 Shares), the Class R-D Shares, the Class R-I Shares, the Class R-S Shares, the Class R-U Shares, the Class S Shares and the Class U Shares, the Board of Directors may, without the consent of any other Person, cause the Company to (i) create additional Classes of Shares and series of Classes of Shares, including Investor Shares and KKR Shares, having such terms, rights, designations, preferences, powers and duties (which rights or powers may be senior to existing Classes of Shares), as the Board of Directors shall determine, including, without limitation: (A) the right of any such Class of Shares to share in Company distributions; (B) the allocation to any such Class of items of Company income, gains, losses, deductions and credits; (C) the rights of any such Class upon dissolution of the Company; and (D) the right of any such Class to vote on matters relating to the Company and this Agreement and, (ii) issue Shares of any Class and series of Shares of any Class, including Investor Shares and KKR Shares, for such consideration, if any, as the Board of Directors may deem appropriate; provided, however, that the Board of Directors shall not effect any issuance of any additional Class G Shares or create any additional Classes or series of Classes of Shares, including Investor Shares and KKR Shares, with (I) any terms, rights, designations, preferences, powers or duties pari passu or senior to the terms, rights, designations, preferences, powers or duties of the Class G Shares (including, without limitation, those terms, rights, designations, preferences, powers and duties contemplated by Sections 5.2, 5.4, 6.1, 7.3, 11.1 and 11.8 of this Agreement), or (II) any voting rights different from voting rights granted to holders of any Class created and existing on the date hereof, without obtaining the prior written consent of Class G Members holding a majority of the outstanding Class G Shares. The Members understand and agree that, except as otherwise provided for in this Section 7.2(a) or any other section of this Agreement, rights afforded to any additional Class (including, without limitation, rights to Company distributions) may be senior to and result in a reduction and/or dilution in the rights of then outstanding Shares. In connection with the creation of any additional Class, the Board of Directors shall, without the consent of any other Person, approve a Class or series designation (a “Class Designation”) setting forth the terms of such Class and, notwithstanding Section 17.2, may, without the consent of any other Person, amend this Agreement to reflect the terms of such Class. Any such Class Designation shall be attached as an annex to this Agreement.
(b)Subject to Section 7.2(a), the Board of Directors may cause the Company to issue any number of Shares of any Class or series of a Class, including KKR Shares and Investor Shares, without the consent of any Person; provided that no Class G Shares will be issued without the approval of the Class G Members representing a majority of the Class G Shares. Subject to the terms of any Class Designation and except as provided in Section 7.2(a), each Class of Investor Shares will have the same voting rights.
(c)As set forth in the Management Agreement, the Management Fee may be paid, at the Manager’s election in cash or Class F Shares. To the extent that the Manager elects to receive any portion of the Management Fee in Class F Shares, the Company may repurchase such Class F Shares from the Manager pursuant to the Share Repurchase Plan.
(d)To the extent that the Class H Member elects to receive any portion of the Performance Participation Allocation in Class F Shares, the Company may repurchase such Class F Shares from the Class H Member pursuant to the Share Repurchase Plan.
Section 7.3Capital Contribution by the Class G Member; Powers of Class G Members.
(a)As of the date hereof, the Initial Member, being the sole Class G Member on the date hereof, has made a Capital Contribution to the Company of $1,000 in exchange for the Company’s issuance to such Class G Member as of the date hereof of 40 Class G Shares. Subject to applicable law and except as may otherwise be agreed by the Company and such Class G Member, such Class G Member shall have no obligation to make any further capital contributions to the Company.
(b)Without limiting any other provision of this Agreement that sets forth the right, preferences and powers of the Class G Shares, Class G Members holding a majority of the outstanding Class G Shares shall have the following rights, preferences and powers:
(i)to increase or decrease the number of Directors constituting the entire Board of Directors, as provided in Section 5.2(a);
(ii)to appoint and elect the Directors and fill any vacancy, whether resulting from an increase in the number of Directors or otherwise, on the Board of Directors, as provided in Section 5.2(c);
(iii)to remove any Director from office at any time, with or without cause, without the consent of the Board of Directors or any other Person, pursuant to Section 5.4;
(iv)to remove any officer of the Company from office with or without cause at any time, pursuant to Section 6.1(a); and

(v)to call a special meeting of the Members, as provided in Section 11.1.
(c)Except for the Class G Shares, no Class of Shares will have any rights, powers or preferences with respect to determining the number of Directors constituting the entire Board of Directors or the appointment, election, or removal of any Directors or officers of the Company.
(d)Neither the Company nor the Board of Directors shall take any of the following actions without the consent of Class G Members holding a majority of the outstanding Class G Shares:
(i)effect any issuance of any additional Class G Shares or the creation of any Class of Shares with (I) any terms, rights, designations, preferences, powers or duties pari passu or senior to the terms, rights, designations, preferences, powers or duties of the Class G Shares (including, without limitation, those terms, rights, designations, preferences, powers and duties contemplated by Sections 5.2, 5.4, 6.1, 7.3, 11.1 and 11.8 of this Agreement), or (II) any voting rights different from voting rights granted to holders of any Class of Shares created and existing on the date hereof; or
(ii)make any amendment of this Agreement pursuant to Section 17.1 or Section 17.2.
Section 7.4Additional Capital Contributions. Subject to applicable law and except as otherwise provided in this Agreement or any Class Designation or as agreed by the Company and such Member, no Member shall be required to make any Capital Contribution in addition to the purchase price paid for such Member’s Shares.
Section 7.5Offering of Shares. Except as otherwise provided in this Agreement, the Board of Directors shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Shares and is hereby authorized and directed to do all things which the Board of Directors deems to be necessary, convenient, appropriate and advisable in connection therewith, including and the execution or performance of agreements with selling agents and others concerning the marketing of the Shares, all on such basis and upon such terms as the Board of Directors shall determine.
Section 7.6Admission of Members.
(a)No action or consent by any Members shall be required for the admission of Members to the Company. Subscriptions will be accepted or rejected by the Board of Directors or an officer of the Company duly authorized by the Board of Directors and, if rejected, all funds shall be returned to such subscribers. The Board of Directors or an officer of the Company duly authorized by the Board of Directors may refuse to accept subscriptions for Shares and contributions tendered therewith for any reason whatsoever.
(b)A Person, other than a prospective KKR Member, shall be admitted as a Member and shall automatically be bound by this Agreement as a party hereto effective as at such time as determined by the Company and following (i) the execution by such Person of a Subscription Agreement or a counterpart thereof and (ii) such Person’s Subscription Agreement is accepted by the Company in the manner described therein. A prospective KKR Member shall be admitted to the Company as a Class E Member, Class F Member, Class G Member and/or Class H Member, as applicable, effective as at such time as determined by the Company and following the execution by such Person of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement or a Subscription Agreement; provided, however, that the admission of a new Class G Member shall require the approval of Class G Members holding a majority of the outstanding Class G Shares.
Section 7.7Repurchase of Shares.
(a)The Share Repurchase Plan in effect as of the date hereof is attached as Schedule A. Except as otherwise provided in this Agreement, no Member or other Person holding any Shares will have the right to resign, withdraw, tender to the Company for repurchase or submit their Shares for repurchase by the Company of any such Shares. The Board of Directors, on the recommendation of the Repurchase Committee, may from time to time, and in its complete and exclusive discretion and on such terms as it may determine, cause the Company to offer to repurchase Shares from Members pursuant to the Share Repurchase Plan or Company Tender Offers.

(b)Class E Shares are not subject to the Share Repurchase Plan, including any repurchase limitations set forth therein. Class E Shares may be repurchased by the Company pursuant to the Repurchase Arrangement adopted by the Board of Directors. The Repurchase Arrangement in effect as of the date hereof is attached as Schedule C to this Agreement. The Board of Directors may, without the consent of any Person, amend, modify, revise or restate the Repurchase Arrangement from time to time and any such amendment, modification, revision or restatement of the Repurchase Arrangement shall not constitute an amendment to this Agreement; provided, however that any such amendment, modification, revision or restatement that applies to Class E Shares shall require approval of the Class E Members holding a majority of the outstanding Class E Shares.
(c)The Repurchase Committee shall have and exercise such power and authority as the Board of Directors shall specify from time to time. The responsibilities of the Repurchase Committee will include recommending to the Board of Directors (i) whether to accept the recommendation from the Manager with respect to Company Tender Offers and (ii) any other matters related to Share repurchases.
Article VIII

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
Section 8.1Company Capital. No Member shall be paid interest on any Capital Contribution to the Company or on such Member’s Capital Account, and no Member shall have any right (i) to demand the return of such Member’s Capital Contribution or any other distribution from the Company (whether upon resignation or otherwise), except upon dissolution of the Company pursuant to Section 18.2 hereof or pursuant to the Share Repurchase Plan or the Repurchase Arrangement, as applicable, (ii) to cause a partition of the Company’s assets, or (iii) to own or use any particular or individual assets of the Company.
Section 8.2Establishment and Determination of Capital Accounts. A capital account (“Capital Account”) shall be established for each Member. The Capital Account of each Member shall consist of his, her or its Capital Contribution and shall be (i) increased by (a) the amount of any Company liabilities that are assumed by such Member, and (b) such Member’s share of Profits allocated to such Member pursuant to Section 9.2, (ii) decreased by (a) such Member’s share of Losses allocated to such Member pursuant to Section 9.2 and (b) any distributions to such Member (net of liabilities assumed by such Member and liabilities to which such property is subject) and (iii) adjusted as otherwise required by the Code and the regulations thereunder, including the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Any references in this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be increased or decreased from time to time as set forth above. In furtherance of the foregoing and in accordance with Treasury Regulations Section 1.1061-3(c)(3)(ii)(B), the Company shall, (i) calculate separate allocations attributable to (A) the Performance Participation Allocation and any other distribution entitlements that are not commensurate with capital contributed to the Company, and (B) any distribution entitlements of the Members that are commensurate with capital contributed to the Company (in each case, within the meaning of Treasury Regulations Section 1.1061-3(c)(3)(ii)(B) and as reasonably determined by the Company), and (ii) consistently reflect each such allocation in its books and records.
Section 8.3Computation of Amounts. For purposes of computing the amount of any item of income, gain, loss, deduction or expense to be reflected in Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes; provided that:
(i)any income that is exempt from U.S. federal income tax shall be added to such taxable income or losses;
(ii)any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), shall be subtracted from such taxable income or losses;
(iii)if the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) (in connection with a distribution of such property) or (f) (in connection with a revaluation of Capital Accounts), then the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

(iv)if property that is reflected on the books of the Company has a Book Value that differs from the adjusted tax basis of such property, then depreciation, amortization and gain or loss with respect to such property shall be determined by reference to such Book Value; and
(v)the computation of all items of income, gain, loss, deduction and expense shall be made without regard to any election pursuant to Section 754 of the Code that may be made by the Company, unless the adjustment to basis of Company property pursuant to such election is reflected in Capital Accounts pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(m).
Section 8.4Negative Capital Accounts. No Member shall be required to pay to the Company or any other Member any deficit or negative balance which may exist from time to time in such Member’s Capital Account.
Section 8.5Adjustments to Book Value. The Company shall adjust the Book Value of its assets to fair market value in accordance with Treasury Regulation Section l.704-l(b)(2)(iv)(f) as of the following times: (a) at the Board of Directors’ discretion, in connection with the issuance of Shares and the computation of NAV; (b) at the Board of Directors’ discretion, in connection with the distribution by the Company to a Member of more than a de minimis amount of Company assets, including cash, if as a result of such distribution, such Member’s interest in the Company is reduced (including a redemption); and (c) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1 (b)(2)(ii)(g). Any such increase or decrease in Book Value of an asset made pursuant to Section 8.5(a) or (b) shall, as a matter of administrative convenience, occur on a quarterly basis to take into consideration the contributions by and distributions to Members over the course of a given quarter. Furthermore, any such increase or decrease in Book Value of an asset shall be allocated as a Profit or Loss to the Capital Accounts of the Members under Section 9.2 (determined immediately prior to the issuance of the new Shares or the distribution of assets in an ownership reduction transaction).
Section 8.6Compliance With Section 1.704-1(b). The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Board of Directors determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Member), are computed in order to comply with such regulations, the Board of Directors may make such modification, provided that it is not likely to have a material effect on the amount distributable to any Member pursuant to Section 9.1 on the dissolution of the Company. The Board of Directors also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulation Section 1.704-1(b)(iv)(g), and (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b).
Section 8.7Transfer of Capital Accounts. The original Capital Account established for each substituted Member shall be in the same amount as the Capital Account of the Member (or portion thereof) to which such substituted Member succeeds, at the time such substituted Member is admitted to the Company. The Capital Account of any Member whose interest in the Company shall be increased or decreased by means of the transfer of Shares. Any reference in this Agreement to a Capital Contribution of or distribution to a Member that has succeeded any other Member shall include any Capital Contributions or distributions previously made by or to the former Member on account of its Shares.
Article IX

DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES
Section 9.1Generally.
(a)Subject to the provisions of Sections 18-607 and 18-804 of the Act and the payment or allocation of the Performance Participation Allocation and any Tax Distributions, the Board of Directors shall have sole discretion regarding the amounts and timing of distributions to Members, in each case subject to the retention of, or payment to third parties of, such funds or reserves as the Board of Directors deems necessary with respect to anticipated business needs of the Company which shall include (but not by way of limitation) the payment or the making of provision for the payment when due of Company obligations, including the payment of any management or administrative fees and expenses or any other obligations.
(b)Company distributions may exceed Company earnings and cash flow from operating activities and may be paid from borrowings, offering proceeds and other sources.
(c)Subject to the rights of any holders of Shares specified in any Class Designation and the terms of any Class of Shares specified herein or in any Class Designation, distributions of cash shall be paid to the holders of record of such Shares as of the applicable record date established by the Board of Directors pursuant to Section 11.3(c) pro rata in proportion to their respective Percentage Interests on such record date.
(d)Cash distributions to holders of Shares pursuant to Section 9.1(c) are subject to the terms of the DRIP and such cash distributions will automatically be reinvested under the DRIP in additional whole and fractional Shares unless such holders have elected in their Subscription Agreement to receive distributions in cash. Members may terminate their participation in the DRIP with prior written notice to the Company. Under the DRIP, distributions in respect of Shares are reinvested in Shares of the same Class (and series of a Class, if applicable) for a purchase price equal to the most recently available NAV per Share.
(e)The DRIP in effect as of the date hereof is attached as Schedule B to this Agreement. The Board of Directors may, without the consent of any Person, amend, modify, revise or restate the DRIP from time to time and any such amendment, modification, revision or restatement of the DRIP shall not constitute an amendment to this Agreement.
(f)Notwithstanding anything to the contrary contained in this Agreement, no distribution shall be made to a Member if and to the extent that such distribution would violate the Act or other applicable law.
Section 9.2Allocation of Profit and Loss.
(a)For each fiscal year of the Company, after adjusting each Member’s Capital Account for all Capital Contributions and distributions during such fiscal year and all special allocations pursuant to Section 9.3 with respect to such fiscal year, all Profits and Losses (including special allocations of distribution fees and other than Profits and Losses specially allocated pursuant to Section 9.3) shall be allocated to the Members’ Capital Accounts in a manner such that, as of the end of such fiscal year, the Capital Account of each Member (which may be either a positive or negative balance) shall be equal to the amount which would be distributed to such Member if the Company were to liquidate all of its assets for the Book Value thereof and distributed the proceeds thereof pursuant to the order of priorities set forth herein, minus such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical liquidation of the Company’s assets.
Notwithstanding the foregoing, the Manager may make such allocations as it deems reasonably necessary to give economic effect to the provision of this Agreement, taking into account such facts and circumstances as it deems reasonably necessary for this purpose.
(b)The Company shall separately track and reflect on its books and records Company Expenses allocable to a single Class or series of a Class (including, for the avoidance of doubt, the Management Fee), as determined by the Manager in good faith, and allocate such Company Expenses to such Class or series of a Class.
Section 9.3Special Allocations. Notwithstanding the provisions of Section 9.2:
(a)Nonrecourse Deductions shall be allocated to the Members, pro rata in proportion to the value of their respective interests in the Company, as determined by the Board of Directors. If there is a net decrease in Company Minimum Gain during any taxable year, each Member shall be specially allocated items of taxable income or gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g) (subject to the exceptions thereunder). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(f)(6). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.
(b)Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any taxable year, each Member that has a share of such Member Nonrecourse Debt Minimum Gain shall be specially allocated items of taxable income or gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to that Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain (subject to the exceptions thereunder). Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(c)If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6), items of taxable income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account deficit (determined according to Treasury Regulation Section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible. This paragraph is intended to comply with the qualified income offset requirements in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(d)No allocation of Loss shall be made pursuant to Section 9.2 to the extent that it causes or increases a deficit balance in any Member’s Adjusted Capital Account. To the extent any allocation of Loss would cause the Adjusted Capital Account balance of any of the Members to have a deficit balance, such Loss shall be allocated to the Members with positive balances in their Adjusted Capital Accounts in proportion with such relative positive Adjusted Capital Account balances.
(e)The allocations set forth in paragraphs (a), (b), (c) and (d) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704.
Notwithstanding any other provisions of this Section 9.3 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits and Losses among Members so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items and the Regulatory Allocations (including Regulatory Allocations that, although not yet made, are expected to be made in the future) to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.
Section 9.4Amounts Withheld. All amounts withheld pursuant to Section 9.10 from any distribution to a Member shall be treated as amounts distributed to such Member pursuant to Section 9.1 for all purposes under this Agreement.
Section 9.5Tax Allocations: Code Section 704(c).
(a)The income, gains, losses, deductions and expenses of the Company shall be allocated, for U.S. federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and expenses among the Members for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the Company’s subsequent income, gains, losses, deductions and expenses shall be allocated among the Members so as to reflect as nearly as possible the allocations set forth herein in computing their Capital Accounts. Notwithstanding the foregoing, the Manager in its sole discretion shall make such allocations for tax purposes as may be needed to ensure that allocations are in accordance with the interests of the Members and in a manner intended to give economic effect to the provisions of this Agreement, within the meaning of the Code and the Treasury Regulations thereunder. The Board of Directors shall determine all matters concerning allocations for U.S. federal, state, local or non-U.S. tax purposes not expressly provided for herein in its sole discretion. In the event that the Company’s Shares are repurchased pursuant to Sections 7.7, 10.8 or 10.9 of this Agreement, the Board of Directors may specially allocate additional items of ordinary income or loss or capital gain (including short-term capital gain) or loss to a withdrawing Member insofar as is possible to reduce the difference, if any, between the aggregate amounts allocated to such Member’s Capital Account and the aggregate amount of tax items allocated to such Member. For purposes of the foregoing, the Board of Directors may determine that an equitable method of allocation includes, without limitation, an allocation (i) pro rata based on the relative differences between amounts allocated to the Capital Accounts and the aggregate amounts of tax items allocated to the relevant Members, or (ii) solely to the relevant Members with the greatest such differences (taking into account such allocations).
(b)In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, deduction and expense with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for U.S. federal income tax purposes and its fair market value at the time of contribution using any reasonable method (including the “traditional method”) provided for in the Treasury Regulations as selected by the Board of Directors in its sole discretion.
(c)If the Book Value of any Company asset is adjusted pursuant to Section 8.5, subsequent allocations of items of taxable income, gain, loss, deduction and expense with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Book Value in the same manner as under Code Section 704(c). Any elections or other decisions relating to such allocations shall be made by the Board of Directors in any manner that reasonably reflects the purpose and intent of this Agreement. Allocations pursuant to this Section 9.5 are solely for purposes of U.S. federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provisions of this Agreement.
(d)In the event the Class H Member is allocated income or gain for tax purposes in connection with its rights to receive a Performance Participation Allocation prior to a corresponding receipt of cash, the Class H Member shall be entitled to distributions from the Company in amounts equal to the U.S. federal, state and local income tax imposed on such allocations calculated using the Assumed Tax Rate, and any non-U.S. income tax imposed on such allocations (“Tax Distributions”); provided that such distributions will be made in the sole discretion of the Manager. Amounts the Class H Member is otherwise entitled to hereunder and the Performance Participation Allocation shall be reduced by the amount of any prior Tax Distributions made to the Class H Member pursuant to this Section 9.5(d) until all such advances are restored in full.
Section 9.6Allocation of Income and Loss. All items of income, gain, loss, deduction, and credit allocable to any interest in the Company shall be allocated on a monthly basis based upon the results of Company operations during such month, without regard to whether cash distributions were made to the Member during such calendar month; however, such allocation shall be made in accordance with a method permissible under Code Section 704(c) and the regulations thereunder.
Section 9.7Preparation of Tax Returns. The Board of Directors shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for U.S. federal and state income tax purposes and shall use all reasonable effort to furnish the tax information reasonably required by Members for U.S. federal and state income tax reporting purposes pursuant to Article XII.
Section 9.8Tax Elections. Except as otherwise provided herein, the Manager shall, in its sole discretion, determine whether to make any available election pursuant to the Code. The Manager shall have the right to seek to revoke any such election, including any election related to the matters described in Section 3.2 upon the Manager’s determination in its sole discretion.
Section 9.9Tax Matters.
(a)The Board of Directors shall designate the “partnership representative” (the “Partnership Representative”) within the meaning of Section 6223(a) of the Code with respect to operations conducted by the Company pursuant to this Agreement. The Partnership Representative, subject to prior approval by the Board of Directors, is authorized and required to represent the Company (at the expense of the Company) in connection with all examinations of the affairs of the Company by any U.S. federal, state or local tax authorities, including any resulting administrative and judicial proceedings, to expend funds of the Company for professional services and costs associated therewith and may act as or appoint an individual to act as a “designated individual” on behalf, and subject to the direction and control, of the Partnership Representative in accordance with Treasury Regulations Section 301.6223-1. The Partnership Representative, subject to prior approval by the Board of Directors, shall be authorized to take any actions necessary under the Code (or any similar state, local or non-U.S. law) that it deems appropriate in its sole discretion, including making an election under Section 6226(a) of the Code with respect to any imputed underpayment. This Section 9.9 shall survive the dissolution, winding-up and termination of the Company, and each Member’s obligations pursuant to this Section 9.9 shall survive such Member’s ceasing to be a Member of the Company.
Section 9.10Withholding. Each Member hereby indemnifies the Company for and authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of U.S. federal, state, local or non-U.S. taxes that the Board of Directors determines, in its sole discretion, that the Company is required to withhold or pay with respect to any amount distributable to such Member pursuant to this Agreement, including any taxes required to be withheld or paid by the Company, including pursuant to Sections 1441, 1442, 1445, 1446, 1471, 1472 or 6226 of the Code. This Section 9.10 shall survive the dissolution, winding-up and termination of the Company, and each Member’s obligations pursuant to this Section 9.10 shall survive such Member’s ceasing to be a Member of the Company.
Article X

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES
Section 10.1Resignation of a Member. Other than as provided in Section 10.8 with respect to KKR Members, a Member may resign from the Company only by having all of such Member’s Shares repurchased pursuant to Section 10.9 or pursuant to the Share Repurchase Plan, Company Tender Offers or the Repurchase Arrangement, as applicable, or by Assigning all of such Member’s Shares in accordance with this Article X. The resignation of a Member shall not, in and of itself, dissolve or terminate the Company. In the event that a Member ceases to be a member of the Company because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Member shall be deemed to be the Assignee of the Shares of such Member and may become a Substitute Member only upon compliance with the provisions of Section 10.3. Notwithstanding any provision in this Agreement to the contrary, no Class G Share may be redeemed, repurchased, Assigned, or otherwise transferred without the prior written consent of the KKR Member that is the holder thereof; and any purported redemption, repurchase, Assignment or other transfer without such consent shall be null and void to the fullest extent permitted by law.
Section 10.2Assignment.
(a)Subject to the provisions of Sections 10.2(b) and (c), 10.3 and 10.5 of this Agreement, any Member may Assign all or any portion of the Shares owned by such Member to an Assignee; provided, that:
(i)such Member and such Assignee shall each execute a written Assignment instrument, which shall:
(A)set forth the terms of such Assignment;
(B)evidence the acceptance by the Assignee to be bound by all of the terms and provisions of this Agreement;
(C)include a representation by both such Member and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and
(D)otherwise be satisfactory in form and substance to the Board of Directors.

(b)Notwithstanding the foregoing, unless the Board of Directors shall specifically consent, which consent shall not be unreasonably withheld, no Shares may be Assigned:
(i)to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);
(ii)to any Person if such Assignment would affect the Company’s existence or qualification as a limited liability company under the Act or the applicable laws of any other jurisdiction in which the Company is then conducting business;
(iii)to any Person not permitted to be an Assignee under applicable law, including applicable federal and state securities laws;
(iv)if such Assignment would result in the transfer of less than 1 Share (unless such Assignment is of all of the Shares owned by such Member);
(v)if such Assignment would result in the retention by such Member of less than 1 Share; or
(vi)if, in the reasonable belief of the Board of Directors, such Assignment might violate applicable law.
Notwithstanding the foregoing, no Shares may be Assigned if, in the determination of the Board of Directors, such Assignment would not be in the best interests of the Company. To the fullest extent permitted by law, any attempt to make any Assignment of Shares in violation of this Section 10.2(b) shall be null and void ab initio.
(c)Assignments made in accordance with this Section 10.2 shall be considered consummated upon satisfaction or waiver of all of the conditions of this Section 10.2 shall have been satisfied.
Section 10.3Substitution.
(a)An Assignee shall be admitted to the Company as a Substitute Member upon the applicable Assignment being considered consummated pursuant to Section 10.2(c) and the satisfaction of the following conditions:
(i)the Board of Directors has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Company does or may result from such admission; and
(ii)such Assignee shall have executed a transfer agreement and such other forms as the Board of Directors reasonably may require to determine compliance with this Article X, and shall be deemed to have authorized and appointed with full power of substitution as its, his or her true and lawful agent and attorney-in-fact, with full power and authority in its, his or her name, place and stead, the Manager and the Company, and each of their authorized officers and attorneys-in-fact, as the case may be, to take such actions as set forth in Section 3.3.
(b)An Assignee who does not become a Substitute Member in accordance with this Section 10.3 and who desires to make a further Assignment of its, his or her Shares shall be subject to all the provisions of Article X to the same extent and in the same manner as a Member desiring to make an Assignment of Shares. Failure or refusal of the Board of Directors to admit an Assignee as a Substitute Member shall in no way affect the right of such Assignee to receive distributions and the share of the Profits or Losses for tax purposes to which its, his or her predecessor in interest would have been entitled in accordance with this Agreement.

Section 10.4Status of an Assigning Member. Any Member that shall Assign all of its, his or her Shares shall be deemed to have resigned from the Company as a Member, cease to be a Member and shall no longer have any of the rights or privileges of a Member.
Section 10.5Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, Assignments and transfer of Shares, and any proposed sale, assignment or transfer in violation of same shall be, to the fullest extent permitted by law, void ab initio, unless otherwise waived by the Board of Directors.
(a)No Member shall make any transfer or assignment of all or any part of its, his or her Shares if said transfer or assignment, when considered with all other transfers during the same applicable 12 month period, would, in the opinion of the Board of Directors, result in the termination of the Company’s status as a partnership, or cause the Company to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal or state income tax purposes.
(b)No Member shall make any transfer or assignment of all or any of its, his or her Shares unless the transferee would have been qualified to purchase Shares in the offering of Shares. The Board of Directors may require that transferees acquire or hold a minimum number of Shares.
(c)Each Member that is a legal entity acknowledges that its management shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of any Assignee to all or a portion of its interest as a Member, and that the management of each Member that is a legal entity shall not employ, or permit another to employ such funds or assets that are attributable to any Assignee of all or a portion of such Member’s interest as a Member in any manner except for the exclusive benefit of the Assignee. Each Member agrees that it will not contract away the foregoing fiduciary duty.
Section 10.6Elimination or Modification of Restrictions. Notwithstanding any of the foregoing provisions of this Article X, the Board of Directors may amend this Agreement without the consent of any Person to eliminate or modify any restriction on substitution of Members or assignment of Shares at such time as the restriction is no longer necessary or advisable.
Section 10.7Records. The Board of Directors shall cause the Membership List to be updated to reflect changes in the Members admitted in accordance with this Agreement, which updates shall not constitute an amendment to this Agreement.
Section 10.8Authorization to Redeem KKR Shares. Notwithstanding anything in this Agreement but subject to the Act and any applicable limitations set forth in the Share Repurchase Plan or the Repurchase Arrangement, the Company is hereby authorized to redeem all or any portion of the KKR Shares upon such terms and conditions as the Company and the applicable KKR Member may agree from time to time without the consent of any other Person. A KKR Member that shall have all of such KKR Member’s KKR Shares redeemed by the Company shall cease to be a KKR Member and shall no longer have any of the rights or privileges of a KKR Member.
Section 10.9Mandatory Repurchases.
(a)Notwithstanding anything in this Agreement but subject to the Act, the Board of Directors, on the recommendation of the Repurchase Committee, may cause the Company to repurchase from time to time all or any portion of the Shares of a Member without the consent or action by such Member or any other Person, on 10 days’ prior written notice, if the Board of Directors, on the recommendation of the Repurchase Committee, determines that:
(i)the Shares have been transferred in violation of this Agreement, or have vested in any Person by operation of law as a result of the death, divorce, dissolution, termination, bankruptcy, insolvency or adjudicated incompetence of the Member;
(ii)any transferee does not meet any investor eligibility requirements established by the Company from time to time;
(iii)ownership of Shares by a Member or other Person is likely to cause the Company to be in violation of, or require registration of the Shares under, or subject the Company to additional registration or regulation under, the securities, commodities, or other laws of the U.S. or any other jurisdiction in the world, including without limitation the Investment Company Act;

(iv)continued ownership of the Shares by a Member may be harmful or injurious to the business or reputation of the Company, the Manager, KKR, or any of their Affiliates, or may subject the Company or any Member to an undue risk of adverse tax or other fiscal or regulatory consequences;
(v)any of the representations and warranties made by a Member or other Person in connection with the acquisition of Shares was not true when made or has ceased to be true;
(vi)with respect to a Member subject to special laws or regulations, the Member is likely to be subject to additional regulatory or compliance requirements under these special laws or regulations by virtue of continuing to hold any Shares;
(vii)it would be in the interest of the Company for the Company to repurchase the Shares; or
(viii)all or any portion of the assets of the Company may be characterized as Plan assets for purposes of ERISA, Section 4975 of the Code or any applicable Similar Law.
(b)Shares repurchased pursuant to Section 10.9(a) will be repurchased at a price equal to the transaction price, of the Class or series of a Class of Shares being repurchased on the date of such repurchase, which will be equal to the Company’s most recently published NAV per Share for the applicable Class or series of a Class of Shares unless otherwise determined by the Board of Directors, on the recommendation of the Repurchase Committee, in its sole discretion. Members whose Shares are repurchased by the Company will not be entitled to a return of any amount of sales load that was charged in connection with such Member’s purchase of such Shares. If the Company requires the mandatory repurchase of any Shares of any Member, such repurchase will not be subject to the repurchase limits under the Share Repurchase Plan, including any repurchase limitations set forth therein, unless otherwise determined by the Board of Directors, on the recommendation of the Repurchase Committee, in its sole discretion. A Member that shall have all of such Member’s Shares repurchased by the Company shall cease to be a Member and shall no longer have any of the rights or privileges of a Member.
(c)From time to time, the Board of Directors, on the recommendation of the Repurchase Committee, may, in its discretion and without the consent of any other Person, assign the Company’s right to repurchase Shares pursuant to this Section 10.9 to KKR or its Affiliates.
Section 10.10Tender Offers. If any Person makes a tender offer, including a “mini-tender” offer, such Person must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including disclosure and notice requirements, that would be applicable if the tender offer was for more than 5% of the outstanding Shares; provided, however, that such documents are not required to be filed with the SEC. In addition, any such Person must provide notice to the Company at least 10 business days prior to initiating any such tender offer. Any Person who initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), shall be responsible for all expenses incurred by the Company in connection with the enforcement of the provisions of this Section 10.10, including expenses incurred in connection with the review of all documents related to such tender offer. In addition, the Company may seek injunctive relief, including a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer. This Section 10.10 shall be of no force or effect with respect to any Shares that are then listed.
Article XI

MEMBERS, MEETINGS AND VOTING RIGHTS OF THE MEMBERS
Section 11.1Special Meetings of Members. Except as otherwise required by law and subject to the rights of the holders of any Class of Shares, special meetings of the Members or any Class thereof for any purpose or purposes may be called at any time only by or at the direction of (i) the Board of Directors or (ii) Class G Members holding a majority of the outstanding Class G Shares. A special meeting shall be held at a time and place determined by (i) the Board of Directors in its sole discretion if the Board of Directors has called such special meeting, or (ii) by the Class G Members holding a majority of the outstanding Class G Shares in their sole discretion if the Class G Members have called such special meeting, on a date not less than 10 days nor more than 60 days after notice of the meeting is given. To the fullest extent permitted by law, the Persons calling the special meeting shall have full power and authority concerning the satisfaction of the foregoing requirements of this Section 11.1 and any similar matters.
Section 11.2Notice of Meetings. If required by law, whenever Members are required to take any action at a meeting of Members, a notice in writing or by electronic transmission of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which Members and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the Members entitled to vote at the meeting, if such date is different from the record date for determining Members entitled to notice of the meeting, shall be mailed to or transmitted electronically by the secretary or other officer of the Company to each Member of record entitled to vote thereat as of the record date for determining the Members entitled to notice of the meeting. Unless otherwise provided by law or this Agreement, any such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each Member entitled to vote at such meeting as of the record date for determining the Members entitled to notice of the meeting.
Section 11.3Record Date.
(a)In order that the Company may determine the Members entitled to notice of any meeting of Member or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the Members entitled to vote at or attend such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determinations. If no record date is fixed by the Board of Directors, the record date for determining Members entitled to notice of or to vote at or attend a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Members of record entitled to notice of or to vote at or attend a meeting of Members shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of Members entitled to vote at or attend the adjourned meeting, and in such case shall also fix as the record date for Members entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Members entitled to vote in accordance herewith at or attend the adjourned meeting.
(b)In order that the Company may determine the Members entitled to express consent to Company action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining Members entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with applicable law.
(c)In order that the Company may determine the Members entitled to receive payment of any distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted. If no such record date is fixed, the record date for determining Members for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 11.4Conduct of Meeting. To the fullest extent permitted by law, the Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the Members or solicitation of written consents in lieu of a meeting of Members, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 11.1, the conduct of voting, the validity and effect of any proxies, the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting and similar matters. The Board of Directors shall designate a Person to serve as chairman of any meeting, who, to the fullest extent permitted by law, shall, among other things, be entitled to exercise the powers of the Board of Directors set forth in this Section. The Board of Directors may make such other regulations consistent with applicable law and this Agreement as it may deem necessary or advisable concerning the conduct of any meeting of the Members or solicitation of Member action by written consent in lieu of a meeting, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of ballots, proxies and written consents.
Section 11.5Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new record date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 30 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each Member entitled to vote at the meeting. If after the adjournment a new record date for determination of Members entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining Members entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Members entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each Member of record as of the record date so fixed for notice of such adjourned meeting.
Section 11.6Quorum. The Members holding a majority of the outstanding Shares of the Class or Classes entitled to vote at a meeting (including Shares owned by the KKR Members) represented in person or by proxy shall constitute a quorum at a meeting of Members of such Class or Classes unless any such action by the Members requires approval by Members holding a greater percentage of such Shares, in which case the quorum shall be such greater percentage. At any meeting of Members duly called and held in accordance with this Agreement at which a quorum is present, the act of Members holding outstanding Shares that in the aggregate represents a majority of the outstanding Shares entitled to vote at such meeting shall be deemed to constitute the act of all Members, unless a greater or different percentage is required with respect to such action under this Agreement or applicable law, in which case the act of the Members holding outstanding Shares that in the aggregate represents at least such greater or different percentage of the voting power shall be required. The Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of the outstanding Shares specified in this Agreement (including Shares owned by the KKR Members). In the absence of a quorum, any meeting of Members may be adjourned from time to time by the affirmative vote of Members holding at least a majority of the Shares present and entitled to vote at such meeting (including Shares owned by the KKR Members) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 11.5.
Section 11.7Proxies. The Board of Directors may adopt procedures with respect to the use of proxies at any meeting of Members.
Section 11.8Member Action Without a Meeting. If consented to by the Board of Directors in writing (which consent shall not be required with respect to any action to be taken solely by the Class G Members), any action that may be taken at a meeting of the Members entitled to vote may be taken without a meeting, without a vote and without prior notice, if a consent or consents in writing setting forth the action so taken are signed by Members owning not less than the minimum percentage of the outstanding Shares (including Shares owned by the KKR Members) that would be necessary to authorize or take such action at a meeting at which all the Members entitled to vote were present and voted.
Section 11.9Limited Voting Rights of the Members.
Subject to the terms of any Class Designation, the Members (other than the KKR Members) shall be entitled to vote only on the following matters specified in this Section 11.9, and shall otherwise have no voting rights whatsoever with respect to the Company:
(a)The Company shall not merge, consolidate, convert, or divide (pursuant to Section 18-217 of the Act) without the consent of Members holding a majority of the outstanding Shares of all Classes.
(b)Any amendments to this Agreement requiring the consent of the Members pursuant to Section 17.2.

Article XII

BOOKS AND RECORDS, REPORTS AND RETURNS
Section 12.1Tax Information. The Company shall use commercially reasonable efforts, at the Company’s expense, to cause to be prepared and distributed to the Members not later than 75 days after the end of the Company’s fiscal year, copies of Schedule K-1 for such Member. Each Member shall, including any time after such Member resigns as or otherwise ceases to be a Member, file its income tax returns in a manner consistent with the tax information provided to them by the Company (including on IRS Forms 1065 and Schedule K-1).
Section 12.2Annual Report. The Company shall cause to be prepared at least annually, at Company expense, audited financial statements of the Company, together with a report of the Company’s independent auditors thereupon, within 120 days after the end of the Company’s fiscal year.
Section 12.3Filings. The Company shall use commercially reasonable efforts to cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities (with due regard for any extension of time for filing any such income tax returns as elected by the Company). The Company shall also use commercially reasonable efforts to cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations. The reports shall be prepared by the accounting or reporting basis required by the regulatory bodies. Any Member shall be provided with a copy of any of the reports upon request without expense to him or her. The Company shall file, with the administrators for the various states in which the Company is registered, as required by such states, a copy of each report referred to in this Article XII.
Section 12.4Method of Accounting. US GAAP shall be used for both income tax purposes and financial reporting purposes; provided, however, the Board of Directors may change the method of accounting from time to time to the extent that such change is permitted (under the Code and US GAAP) and disclosed in a report publicly filed by the Company with the SEC or as disclosed in a written notice sent to Members.
Article XIII

MANAGER; ADVISOR
Section 13.1Appointment and Initial Manager; Authorization of Payments to Manager.
(a)As set forth in the Management Agreement, the Company hereby designates KKR DAV Manager LLC, a Delaware limited liability company and a wholly owned subsidiary of KKR as of the date hereof, as the initial Manager.
(b)In consideration for the services to be provided by the Manager hereunder and under the Management Agreement, the Company is hereby authorized to pay to the Manager the Management Fee. In addition to the Management Fee, the Company is authorized to pay all other costs and expenses of its operations, including compensation of its directors, employees and employees of the Manager, custodial expenses, leveraging expenses, transfer agent expenses, legal fees, expenses of independent auditors, expenses of its periodic repurchases, expenses of preparing, printing and distributing prospectuses, shareholder reports, notices, proxy statements and reports to governmental agencies and taxes, if any.
Section 13.2Supervision of Manager Compensation and the Manager.
(a)The Board of Directors may exercise broad discretion in allowing the Manager to administer and regulate the operations of the Company, to act as agent for the Company and to make executive decisions that conform to general policies and principles established by the Board of Directors. The Board of Directors shall monitor the Manager to assure that the administrative procedures, operations and programs of the Company are in accordance with this Agreement.
(b)The Board of Directors is responsible for determining the compensation paid to the Manager, including any compensation paid pursuant to the Management Agreement. The Board of Directors may consider all factors that they deem relevant in making these determinations.

Section 13.3Management Agreement. The Company shall comply with all of its duties and obligations under the Management Agreement. Upon termination of the Management Agreement, the Company shall pay the Termination Fee to the Manager.
Section 13.4Organization and Offering Expenses. The Company shall reimburse the Manager and its Affiliates for organizational and offering costs incurred by the Manager on behalf of the Company prior to the commencement of operations of the Company (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of the Company).
Section 13.5Reimbursement for Company Expenses and Expenses of Portfolio Companies. The Company shall reimburse the Manager and its Affiliates for any Company Expenses incurred on behalf of the Company.
Article XIV

VALUATION
Section 14.1Review of Policies and Procedures. The Board of Directors may review the valuation policies and procedures of the Company from time to time to determine that the policies and procedures being followed by the Company at any time are in the best interests of its Members. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Directors.
Section 14.2Valuation.
(a)The Company shall determine the NAV of its Shares monthly. The NAV per Share of each Class or series of a Class of the Company’s Shares shall be determined by dividing the total assets of the Company (the value of holdings, plus cash or other assets, including interest and distributions accrued but not yet received) attributable to such Class less the value of any liabilities (including accrued expenses or distributions) of such Class or series of a Class, by the total number of Shares outstanding of such Class.
(b)The Board of Directors is responsible for the valuation process and hereby delegates the supervision of the valuation process to the Manager. The Board of Directors has adopted policies and procedures for determining the fair value of the Company’s assets, and hereby delegates responsibility for applying the valuation policies to the Manager. The Manager, pursuant to the policies and procedures adopted by the Board of Directors, is responsible for making fair value determinations, evaluating the effectiveness of the Company’s valuation policies, overseeing the calculation of the NAV per Share for each Class or series of a Class of Shares and reporting to the Board of Directors. The Manager shall provide the Board of Directors with periodic reports on a quarterly basis, or more frequently if necessary, describing the valuation process applicable to that period.
(c)The Company’s portfolio company holdings will be valued at fair value in a manner consistent with US GAAP.
(d)From time to time, the Board of Directors and the Manager may adopt changes to the valuation policies and procedures if they determine that such changes are likely to result in a more accurate reflection of estimated fair value.
Article XV

CONFLICTS OF INTEREST
Section 15.1Generally; Specific Authorization.
(a)The Company and any Controlled Portfolio Company of the Company shall not consummate any sale of a portfolio company to, or acquisition of a portfolio company from KKR, any KKR Vehicle, any of their respective Affiliates or any Controlled Portfolio Company unless such transaction (A) is on terms no less favorable to the Company than could have been obtained on an arm’s length basis from an unrelated third party and (B) has been approved in advance by (x) the Executive Committee and (y) Special Approval.

(b)Unless otherwise expressly provided for in this Article XV, whenever a potential conflict of interest exists or arises, any resolution or course of action by the Board of Directors, the Manager or Affiliates of the Manager (including KKR and the KKR Vehicles) in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any agreement contemplated herein, or of any duty otherwise existing hereunder, at law or in equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) determined by the Board of Directors or the Manager, as applicable, to be on terms which are, in the aggregate, no less favorable to the Company than those generally being provided to or available from unrelated third parties, (iii) determined by the Board of Directors or the Manager, as applicable, to be fair and reasonable to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company) or (iv) approved by the vote of Members owning a majority of the Investor Shares (excluding Investor Shares owned by KKR and its Affiliates). The Board of Directors or the Manager shall be authorized but not required, in connection with its resolution of such conflict of interest, to seek Special Approval or Member approval of such conflict of interest, and the Board of Directors or the Manager may also adopt a resolution or course of action that has not received Special Approval or Member approval. Failure to seek Special Approval shall not be deemed to indicate that a conflict of interest exists for that Special Approval could not have been obtained. Whenever the Board of Directors or the Manager makes a determination to refer or not to refer any potential conflict of interest to the Audit Committee for Special Approval, to seek or not to seek Member approval, or to adopt or not to adopt a resolution or course of action that has not received Special Approval or approval by the Members, then the Board of Directors or the Manager, as applicable, shall be entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty or obligation whatsoever to the Company, any Member or any other Person bound by this Agreement, and the Board of Directors and the Manager, as applicable, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard or duty imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation or in equity, and the Board of Directors or the Manager, as applicable, in making such determination or taking or declining to take such other action shall be permitted to do so in its sole discretion. If Special Approval is sought, then it shall be presumed that, in making its decision, the Audit Committee acted in good faith, and if the Board of Directors or the Manager, as applicable, determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (ii) or (iii) above or that a member satisfies the eligibility requirements to be a member of the Audit Committee, then it shall be presumed that, in making its decision, the Board of Directors or the Manager, as applicable, acted in good faith. In any proceeding brought by any Member or by or on behalf of such Member or any other Member or the Company challenging any action by the Audit Committee with respect to any matter referred to the Audit Committee for Special Approval by the Board of Directors or the Manager, as applicable, any action by the Board of Directors or the Manager, as applicable, in determining whether the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (ii) or (iii) above or whether a member of the Audit Committee satisfies the eligibility requirements to be a member of the Audit Committee, the Person bringing or prosecuting such proceeding shall have the burden of overcoming the presumption that the Audit Committee, the Board of Directors or the Manager, as applicable, acted in good faith by clear and convincing evidence.
(c)The Company shall not borrow money pursuant to an unsecured line of credit with KKR or its Affiliates unless such transaction has been approved in advance by Special Approval.
(d)Notwithstanding anything to the contrary in this Agreement, the existence of any conflicts of interest in connection with the following transactions are hereby approved by all of the Members and shall not constitute a breach of this Agreement or any such duty otherwise existing at law, in equity or otherwise:
(i)The designation of any Person as the Manager and the Company’s execution, delivery and performance of the Management Agreement, including the Company’s payment of the Management Fee and any other payment by the Company to the Manager contemplated by this Agreement or the Management Agreement;

(ii)The Company’s payment of the Performance Participation Allocation, provided that this provision does not authorize any changes to the terms of the Performance Participation Allocation;
(iii)The Company’s payment of Regulated Broker-Dealer Fees or Capstone Fees, provided that such fees will be reviewed by the Independent Directors on a regular basis;
(iv)The Company’s payment of fees and expenses under the consulting agreement between KKR and Water Capital Partners, LLC;
(v)The receipt by KKR or its Affiliates of (A) Transaction Fees, Monitoring Fees and Other Fees in connection with the purchase, monitoring or disposition of portfolio company holdings, and (B) Break-Up Fees or similar fees in connection with unconsummated transactions;
(vi)The retention by the Company (or any Subsidiary through which the Company owns and controls portfolio companies) of service providers in which KKR has an interest, provided that such fees will be reviewed by the Independent Directors on a regular basis;
(vii)The Company’s reimbursement of the Manager for any organizational and offering costs incurred by the Manager on behalf of the Company prior to the sale of Investor Shares by the Company (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of the Company);
(viii)The Company’s reimbursement of the Manager for any Company Expenses incurred on behalf of, or allocated to, the Company and the good faith determination by the Manager of whether expenses are Company Expenses and the allocation thereof;
(ix)The Company’s reimbursement of the Manager for expenses incurred on behalf of, or allocated to, the Company for ownership and control of portfolio companies;
(x)The Company’s reimbursement by KKR or KKR Vehicles for services provided by the Company’s employees to KKR or such KKR Vehicles;
(xi)The Company’s engagement with the Distributor as the distributor of the Company’s Shares, including any transaction related to the Distributor appointing other broker-dealers to assist in the sale of the Company’s Shares;
(xii)The Company’s entry into joint ventures with KKR Vehicles;
(xiii)The Company’s ownership, acquisition, financing or other activities related to dealing with portfolio companies;
(xiv)The Company’s issuance or repurchase of any Shares, including KKR Shares, to (or from with respect to a repurchase) the Company’s employees, officers or directors or to KKR, the Manager, or their respective Affiliates or employees, provided such issuance is at the then-applicable NAV and any such repurchase is either pursuant to the Share Repurchase Plan, through a Company Tender Offer or pursuant to the Repurchase Arrangement;
(xv)The allocation of acquisition opportunities over time among the Company or other companies, funds, investment vehicles or pools of capital managed by KKR and its Affiliates, consistent with KKR’s allocation policy;
(xvi)Any other transaction or conflict of interest contemplated by or disclosed in (i) the Company’s PPM to prospective investors, as amended from time to time, or (ii) the Registration Statement;

(xvii)Any indemnification or advancement payment to an Indemnified Party pursuant to Section 16.3;
(xviii)The Company’s purchase and maintenance (or reimbursement for the cost of) insurance described in Section 16.3(d);
(xix)The Manager causing the Company and/or its portfolio companies to make contributions to charitable initiatives or other non-profit organizations that the Manager believes could, directly or indirectly, enhance the value of the Company’s portfolio company holdings or otherwise serve a business purpose for, or be beneficial to, the Company’s portfolio companies;
(xx)Service Costs paid to the Manager or any of its Affiliates (or any of their respective employees or agents) by a portfolio company or any Person through which the Company invests in a portfolio company, provided that such costs will be reviewed by the Independent Directors on a regular basis;
(xxi)Loan Servicing Fees paid to KKR or its Affiliates, provided that such costs will be reviewed by the Independent Directors on a regular basis;
(xxii)The Company’s redemption of KKR Shares pursuant to Section 10.8;
(xxiii)The repurchase of Shares pursuant to Section 10.9 by the Company or its Affiliates;
(xxiv)The assignment by the Company of its right to repurchase Shares pursuant to Section 10.9 to KKR or its Affiliates in accordance with Section 10.9(c);
(xxv)The timing of any business decision to coincide with an acquisition decision of any company, fund, investment vehicle or pool of capital manager by KKR or its Affiliates;
(xxvi)The allocation of acquisition-related expenses, including Broken Deal Expenses, incurred in respect of unconsummated acquisitions and expenses more generally relating to a particular strategy among the Company and such other companies, funds, investment vehicles and pools of capital participating, or that would have participated in such acquisitions, or that otherwise participate in the relevant strategy in a manner consistent with the Manager’s policies and procedures as in effect from time to time;
(xxvii)The Manager’s waiver or modification of any Management Fee;
(xxviii)The waiver or modification of any Performance Participation Allocation allocable to the Class H Member;
(xxix)KKR Shares not being subject to the Management Fee or the Performance Participation Allocation;
(xxx)The Company’s payment of a Performance Participation Allocation of cash or Class F Shares to the Class H Member pursuant to Section 7.1(c);
(xxxi)Engaging Portfolio Company Service Providers to provide services to the Company, provided that such costs will be reviewed by the Independent Directors no less frequently than an annual basis;
(xxxii)Entering into joint acquisitions, dispositions, shared financings and transactions incident thereto with KKR Vehicles; and
(xxxiii)The Company’s payment of the Termination Fee pursuant to Section 13.3.

Section 15.2Standards of Conduct.
(a)Whenever the Manager or the Board of Directors, or any committee thereof (including the Audit Committee), makes a determination or takes or declines to take any other action, or any Affiliate of the Manager causes the Manager to do so, in its capacity as the Manager as opposed to in its individual capacity, whether under this Agreement or any other agreement, then, unless another express lesser standard is provided for in this Agreement, the Manager, the Board of Directors or such committee or such Affiliates causing the Manager to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different duties or standards (including fiduciary duties or standards) imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation or at equity. A determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of this Agreement, if the Person or Persons making such determination or taking or declining to take such other action subjectively believes that the determination or other action or inaction is in, or not adverse to, the best interests of the Company; provided, however, that if the Board of Directors or the Manager is making a determination or taking or declining to take an action pursuant to clause (ii) or clause (iii) of the first sentence of Section 15.1(b), then in lieu thereof, such determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of this Agreement if the members of the Board of Directors or the Manager, as applicable, making such determination or taking or declining to take such other action subjectively believe that the determination or other action or inaction meets the standard set forth in clause (ii) or clause (iii) of the first sentence of Section 15.1(b), as applicable. Whenever in this Agreement the Board of Directors, the Manager, the Audit Committee or the Repurchase Committee is permitted or required to make a decision in its “sole discretion” or “discretion” or that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, the Board of Directors, the Manager, the Audit Committee or the Repurchase Committee, as applicable, shall be entitled to consider only such interests and factors as it desires, including the interests of KKR and its Affiliates, and shall not be subject to any other or different duties or standards (including fiduciary duties or standards) imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation or at equity. When resolving a conflict of interest or a potential conflict of interest, including pursuant to Section 15.1, the Board of Directors or the Audit Committee may consider any factors and other information that the Board of Directors or the Audit Committee, as applicable, determines in its sole discretion to consider.
(b)Whenever the Manager or a member of the Board of Directors makes a determination or takes or declines to take any other action, or any of their respective Affiliates causes it or such member to do so, in its or such member’s individual capacity as opposed to in its capacity as Manager or in such member’s capacity as a Director, as applicable, whether under this Agreement or any other agreement contemplated hereby or otherwise, then the Manager or such member, as applicable, or such Affiliates causing it or such member to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty or obligation whatsoever to the Company, any Member or any other Person bound by this Agreement, and the Manager or such member, as applicable, or such Affiliates causing it or such member to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation or at equity, and the Person or Persons making such determination or taking or declining to take such other action shall be permitted to do so in their sole discretion.
Section 15.3Modification of Duties. Except as expressly set forth in this Agreement or expressly required by the Act, neither the Manager nor any of the Indemnified Parties shall have any duties or liabilities, including fiduciary duties, to the Company, any Member or any other Person bound by this Agreement, and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the Manager or the Indemnified Parties otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of the Manager or the Indemnified Parties. Any exculpation or indemnification standards contained herein shall not restore or create, whether in contract or otherwise, any such duties or liabilities.
Section 15.4Corporate Opportunity; Authorization to Compete. Notwithstanding any other provision of this Agreement or any duty that would otherwise exist at law or in equity, each of the Indemnified Parties may engage in or possess an interest in any other business or venture of any kind, independently or with others, on its own behalf or on behalf of other entities with which any of the

Indemnified Parties is an Affiliate or otherwise, and each of the Indemnified Parties may engage in any such activities, whether or not competitive with the Company or any Affiliate of the Company, without any obligation to offer any interest in such activities to the Company, an Affiliate of the Company or to any other Member. Notwithstanding any other provision of this Agreement or any duty that would otherwise exist at law or in equity, neither the Company, any Affiliate of the Company nor any Member shall have any right, by virtue of this Agreement or the existence of the Company, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Company or an Affiliate of the Company, shall not be deemed wrongful or improper or the breach of this Agreement or of any duty otherwise existing hereunder, at law, in equity or otherwise.
Section 15.5Other Duties. The Members acknowledge and agree that the Company may enter into joint ventures with KKR Vehicles and that the Indemnified Parties may owe duties (including fiduciary duties) to such other KKR Vehicles now or in the future and that, (i) such duties (including fiduciary duties) may take priority over the duties of such Indemnified Party to the Company, including the Members, and (ii) to the extent an Indemnified Party acts in compliance with its duties (including fiduciary duties) to any such KKR Vehicle, any action taken or omission with respect to the Company in connection with or arising from such compliance shall be deemed consistent with the terms of this Agreement, including the implied contractual covenant of good faith and fair dealing, and shall not constitute a breach of this Agreement or of any duty otherwise existing at law, in equity or otherwise.
Article XVI

LIABILITY LIMITATION, INDEMNIFICATION
AND TRANSACTIONS WITH THE COMPANY
Section 16.1Limitation of Member Liability. Except as may otherwise be provided in this Agreement or in any Class Designation and except as required by law, the liability of each Member in such capacity shall be limited to the amount of such Member’s Capital Contribution and pro rata share of any undistributed Profits. Except as may otherwise be provided in this Agreement or in any Class Designation and except as required by law, after the payment of all subscription proceeds for the Shares purchased by such Member, no Member shall have any further obligations to the Company, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Company, unless otherwise agreed by the Company and the Member. No Member shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the Company under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Company solely by reason of being a member of the Company. To the fullest extent permitted by law, no Member shall have any duties (including fiduciary duties) or obligations to the Company or any other Member.
Section 16.2Limitation of Liability.
(a)To the fullest extent and in the manner permitted by applicable law, no Indemnified Party will be liable to the Company, any Member or any other Person bound by this Agreement for any losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of: (i) any act or omission of an Indemnified Party, or for any breach of contract (including a breach of this Agreement) or any breach of duties (including breach of fiduciary duties) whether arising hereunder, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, (A) in respect of the matter in question, the Indemnified Party acted in bad faith or engaged in fraud or willful misconduct or (B) the Indemnified Party’s action or omission was not made during the course of performing, or pursuant to, the Indemnified Party’s duties as a director, officer, trustee, manager, employee or agent of the Company or an Affiliate thereof, (ii) any action or omission to act by any other Person, (iii) any mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker, placement agent or other agent as provided in this Agreement or (iv) any change in U.S. federal, state or local or non-U.S. income tax laws, or in interpretations thereof, as they apply to the Company or the Members, whether the change occurs through legislative, judicial or administrative action. Notwithstanding the immediately preceding sentence, to the fullest extent permitted by law, no Member shall be liable to the Company, any other Member or any other Person bound by this Agreement.
(b)Each Indemnified Party may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion of such Persons as to matters that such Indemnified Party reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.
(c)Each Indemnified Party shall, in the performance of such Person’s duties, be fully protected in relying in good faith upon records of the Company.
(d)Any amendment, modification or repeal of this Section 16.2 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnified Parties under this Section 16.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
Section 16.3Indemnification.
(a)To the fullest extent permitted by applicable law, (i) the Company will indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of an Indemnified Party, or for any breach of contract (including breach of this Agreement) or any breach of duties (including breach of fiduciary duties) whether arising hereunder, at law, in equity or otherwise; provided, that an Indemnified Party will not be entitled to indemnification under this Agreement (x) if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that the Indemnified Party’s action or omission constitutes fraud, willful misconduct or bad faith or the Indemnified Party’s actions or omissions were not made during the course of performing or pursuant to the Indemnified Party’s duties as a director, officer, trustee, manager, employee or agent of the Company or an Affiliate thereof or (y) for any losses, liabilities or damages arising out of an internal dispute solely between KKR, its Affiliates and their respective officers, partners, directors, shareholders, members or employees, (ii) the Company shall also have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that the person is or was an employee or agent of the Company, or, while serving as an employee or agent of the Company, is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, its participants or beneficiaries, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, from and against any and all claims, liabilities, damages, losses, costs and expenses of any kind, including legal fees and amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by such person, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The Executive Committee shall have the non-exclusive authority to determine the extent to which employees or agents are entitled to be indemnified pursuant to this Section 16.3(a)(ii).
(b)To the fullest extent permitted by law, the Company shall promptly pay expenses (including attorneys’ fees and expenses) incurred by any person described in Section 16.3(a) in appearing at, participating in or defending any action, suit, claim or proceeding in advance of the final disposition of such action, suit, claim or proceeding, including appeals, upon presentation of an undertaking on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified under this Section 16.3 or otherwise.
(c)The rights to indemnification and advancement of expenses conferred in this Section 16.3 shall not be exclusive of any rights to which any Indemnified Party may otherwise be entitled or hereafter acquire under any law, statute, rule, regulation, charter document, by-law, contract or agreement. The indemnification obligation of the Company to an Indemnified Party with respect to any indemnifiable amounts shall be reduced by any indemnification payments actually received by such Indemnified Party from any member of the Company Group with respect to the same indemnifiable amounts. Solely for purposes of clarification, and without expanding the scope of indemnification pursuant to this Section 16.3, the Members intend that, to the maximum extent permitted by law, as between (a) the Company Group and (b) the Company, this Section 16.3 shall be interpreted to reflect an ordering of liability for potentially overlapping or duplicative indemnification payments, with any applicable Person in the Company Group having primary liability and the Company having only secondary liability. The possibility that an Indemnified Party may receive indemnification payments from a Person in the Company Group shall not restrict the Company from making payments under this Section 16.3 to an Indemnified Party that is otherwise eligible for such payments, but such payments by the Company are not intended to relieve any Person in the Company Group from any liability that it would otherwise have to make indemnification payments to such Indemnified Party and, if an Indemnified Party that has received indemnification payments from the Company actually receives duplicative indemnification payments from a Person in the Company Group for the same indemnifiable amounts, such Indemnified Party shall repay the Company to the extent of such duplicative payments. If, notwithstanding the intention of this Section 16.3, a Person in the Company Group’s obligation to make indemnification payments to an Indemnified Party is relieved or reduced under applicable law as a result of payments made by the Company pursuant to this Section 16.3, or if otherwise necessary to effect the intention of the Members in this Section 16.3, the Company shall have, to the maximum extent permitted by law, a right of subrogation against (or contribution from) such Person in the Company Group for amounts paid by the Company to an Indemnified Party that relieved or reduced the obligation of such Person in the Company Group to such Indemnified Party. As used in this Section 16.3, “indemnification” payments made or to be made by a Person in the Company Group shall be deemed to include (i) advancement of expenses in connection with indemnification obligations, (ii) payments made or to be made by any successor to the indemnification obligations of such Person in the Company Group and (iii) equivalent payments made or to be made by or on behalf of such Person in the Company Group (or such successor) pursuant to an insurance policy or similar arrangement.
(d)The indemnification provided by this Section 16.3 shall be in addition to any other rights to which an Indemnified Party may be entitled under this Agreement, any other agreement, pursuant to any vote of the Members, as a matter of law, in equity or otherwise, both as to actions in the Indemnified Party’s capacity as an Indemnified Party and as to actions in any other capacity, and shall continue as to an Indemnified Party who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Party.
(e)The Company may purchase and maintain (or reimburse the Manager or its Affiliates for the cost of) insurance, on behalf of the Indemnified Parties and such other Persons as the Board of Directors shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(f)The provisions of this Section 16.3 are for the benefit of the Indemnified Parties and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
(g)No amendment, modification or repeal of this Section 16.3 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnified Party to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnified Party under and in accordance with the provisions of this Section 16.3 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Article XVII

AMENDMENTS
Section 17.1Amendments Generally. Subject to Sections 7.2(a), 7.3 and 17.2 of this Agreement, this Agreement may be amended, at any time and from time to time, by the Board of Directors with the consent of Class G Members holding a majority of the outstanding Class G Shares.
Section 17.2Amendments with the Consent of the Majority of the Members. Notwithstanding Section 17.1, any amendment that would have a material adverse effect on the rights or preferences of any Class of Shares in relation to other Class of Shares must be approved by the holders of not less than a majority of the Shares of the Class so affected; provided, however, that the creation and issuance of any Class of Shares that does not require the consent of the Class G Members under Section 7.2 or Section 7.3 shall not be deemed an alteration of the terms, rights, designations, preferences, powers or duties of the Class G Shares; provided, further that the Board of Directors may, with the consent Class G Members holding a majority of the outstanding Class G Shares and without the consent of any other Members, amend, supplement, waive or modify any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect: (i) any amendment, supplement, waiver or modification that the Board of Directors determines to be necessary or appropriate in connection with the creation, authorization or issuance of any Class or series of Shares or other equity interest in the Company; (ii) the admission, substitution, withdrawal or removal of Directors in accordance with this Agreement; (iii) a change in the name of the Company, the location of the principal place of business of the Company or the registered office of the Company; (iv) any amendment, supplement, waiver or modification that the Board of Directors determines to be necessary or appropriate to address changes in Treasury Regulations, legislation or interpretation; and (v) a change in the fiscal year or taxable year of the Company and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company including a change in the dates on which distributions are to be made by the Company.
Article XVIII

DURATION AND DISSOLUTION OF THE COMPANY
Section 18.1Duration. The Company shall continue perpetually unless terminated in accordance with the Act and the provisions of this Article XVIII.
Section 18.2Dissolution; Winding Up.
(a)Events Causing Dissolution. The Company shall be dissolved upon the happening of any of the following events (each a “Dissolution Event”):
(i)the adoption of a resolution by the Board of Directors approving the dissolution of the Company;
(ii)the operations of the Company shall cease to constitute legal activities under the Act or any other applicable law (as determined by the Board of Directors);
(iii)at any time there are no members of the Company unless the Company is continued without dissolution in accordance with the Act; or
(iv)the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.
(b)Winding Up of the Company. Upon the occurrence of a Dissolution Event, the winding up of the Company and the termination of its existence shall be accomplished as follows:
(i)the Board of Directors shall proceed to wind up the affairs of the Company and all of the powers of the Board of Directors under this Agreement shall continue;
(ii)in connection with the winding up of the affairs of the Company, the Board of Directors shall liquidate the assets of the Company as promptly as is consistent with obtaining current fair market value of such assets (provided, however, that the Board of Directors may determine to distribute the Company’s assets, in whole or in part, in kind);
(iii)after paying or making reasonable provision for the payment to the Company’s creditors of all claims and obligations, including all contingent, conditional or unmatured contractual claims, in accordance with the Act, the Company shall distribute the remaining assets of the Company among the Members in accordance with Section 9.1(c); provided, however, that such distributions shall not be subject to the DRIP; and
(iv)upon completion of the winding up of the Company, including the distribution of Company property as provided in this Section 18.2(b), the Board of Directors shall cause the filing of a certificate of cancellation of the Certificate with the Secretary of State of the State of Delaware in accordance with the Act and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions in which the Company shall be qualified to transact business, and shall take such other actions as may be necessary to terminate the existence of the Company.
Article XIX

MISCELLANEOUS
Section 19.1Covenant to Sign Documents. Each Member covenants, for itself, himself or herself and its, his or her successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Company and to achieve its purposes, including the Certificate and all amendments thereto, and all such filings, records or publications necessary or appropriate laws of any jurisdiction in which the Company shall conduct its business.
Section 19.2Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally, when deposited in the United States mail, first-class postage pre-paid, when publicly disclosed by press release or in a filing with the SEC, when delivered electronically, or when made publicly in any other manner, including by press release, to the extent permitted by the Act.
Notices to Members delivered personally or electronically shall be addressed to the Members at the last address shown on the Company records. The Board of Directors may set a record date for the Members entitled to notice, in which only the Members as of the record date shall be entitled to receive such notice pursuant to this Section 19.2. Notices to the Directors, to the Manager or to the Company shall be delivered to the Company’s principal office and place of business at the address set forth in Article IV or as hereafter may be changed by the Board of Directors with notice to the Members.
Section 19.3Entire Agreement. This Agreement (including any Class Designation) and the Subscription Agreements constitute the entire agreement among the parties hereto and supersede any and all prior agreements and representations, either oral or in writing, among the parties hereto with respect to the subject matter contained herein.
Section 19.4Submission to Jurisdiction.
(a)The parties hereto agree that, (i) except as provided in clause (ii) below, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, including any claim or cause of action (whether in contract, tort, statute, common law or otherwise) that may be based upon, arise out of or relate to the negotiation, execution or performance of this Agreement (including (A) any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement, (B) any derivative action, suit or proceeding brought on behalf of the Company, (C) any suit, action or proceeding asserting a claim of breach of a duty owed by any current or former Director, officer, employee, Manager or Member of the Company, their respective Affiliates, directors, officers, representatives, agents, shareholders, members, managers, partners and employees, and any other Person who serves at the request of KKR or its Affiliates as a director, officer, agent, member, manager, partner, stockholder, trustee or employee of the Company or any other Person, (D) any suit, action or proceeding asserting a claim arising pursuant to any provision of the Act or this Agreement or as to which the Act confers jurisdiction on the Court of Chancery of the State of Delaware or (E) any suit, action or proceeding asserting a claim governed by the internal affairs doctrine), shall be brought exclusively in the Court of Chancery of the State of Delaware, or if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the other courts of the State of Delaware or in the United States District Court for the District of Delaware, (ii) notwithstanding anything to the contrary herein, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act, and (iii) each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any of such courts or that any such suit, action or proceeding which is brought in any of such courts has been brought in an inconvenient forum. The foregoing provisions shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the fullest extent permitted by law as it now exists or may hereafter be amended, any Person acquiring or holding any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this Section 19.4.
(b)Subject to applicable law, process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party as provided in Section 19.2 shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING. SUCH WAIVER OF A TRIAL BY JURY DOES NOT SERVE AS A WAIVER BY ANY PARTIES HERETO OF ANY RIGHTS FOR CLAIMS MADE UNDER THE U.S. FEDERAL SECURITIES LAWS AND NO PARTY HERETO MAY WAIVE THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.
Section 19.5Waiver. No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other.
Section 19.6Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
Section 19.7Application of Delaware Law. This Agreement, and all claims or causes of action (whether in contract, tort, statute, common law or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of Delaware.
Section 19.8Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.
Section 19.9Number and Gender. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.
Section 19.10Counterparts; Electronic Signature. This Agreement may be executed in counterparts, any or all of which may be signed by the Manager and the Company, and each of their authorized officers and attorneys-in-fact, on behalf of the Members as their attorney-in-fact. Counterpart signature pages to each Member’s Subscription Agreement shall also constitute a counterpart to this

Agreement upon acceptance thereof by the Company. For the avoidance of doubt a Person’s execution and delivery of this Agreement by electronic signature and electronic transmission (jointly, an “Electronic Signature”), including via DocuSign or other similar method, shall constitute the execution and delivery of a counterpart of this Agreement by or on behalf of such Person and shall bind such Person to the terms of this Agreement. The parties hereto agree that this Agreement and any additional information incidental hereto may be maintained as electronic records. Any Person executing and delivering this Agreement by Electronic Signature further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms of this Agreement, as may be reasonably requested by the Company.
Section 19.11Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to any property of the Company or to cause the Company to be dissolved or liquidated.
Section 19.12Waiver of Appraisal Rights. Each Member hereby agrees that it shall not have any appraisal rights pursuant to Section 18-210 of the Act or otherwise.
Section 19.13Assignability. Each and all of the covenants, terms, provisions and arguments herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the requirements of Article X.
Section 19.14Anti-Money Laundering. Notwithstanding any other provision of this Agreement to the contrary, the Company and the Manager, in its own name and on behalf of the Company, shall be authorized, without the consent of any Person, including any Member, to take such action as it determines to be necessary or advisable to comply, or to cause the Company to comply, with any anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures.
Section 19.15No Third Party Beneficiaries. Except for the Indemnified Parties, there are no intended or unintended third party beneficiaries of this Agreement (it being understood that each Indemnified Party is an express third party beneficiary with respect to the provisions of this Agreement applicable to them as if they were parties to this Agreement).
[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Seventh Amended and Restated Limited Liability Company Agreement on this 2nd day of July, 2026.
MEMBERS:
KKR DAV MANAGER LLC, in its capacity as attorney-in-fact of each of the Members
By: /s/ Jason Carss
Name: Jason Carss
Title: Assistant Secretary
MANAGER:
KKR DAV MANAGER LLC
By: /s/ Jason Carss
Name: Jason Carss
Title: Assistant Secretary

[Signature Page to Seventh A&R LLCA]

SCHEDULE A
[Share Repurchase Plan]

SCHEDULE B
[Distribution Reinvestment Plan]

SCHEDULE C
[Repurchase Arrangement – Class E Shares]